                  THIS INDENTURE, dated as of the 23rd day of December, 1998 between GENESIS HEALTH VENTURES, INC., a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter referred to as the "Company"), and The Bank of New York, a New York banking corporation (not in its individual capacity but solely as trustee hereunder, hereinafter referred to as the "Trustee").


                              W I T N E S S E T H :


                  WHEREAS, for its lawful corporate purposes, the Company has duly authorized an issue of its 9-7/8% Senior Subordinated Notes due 2009 (hereinafter referred to as the "Initial Notes") and 9-7/8% Senior Subordinated Notes due 2009 (the "Exchange Notes" and, together with the Initial Notes, the "Notes") which Exchange Notes are to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement and containing terms identical in all material respects to the Initial Notes (except that (i) the transfer restrictions thereon shall be eliminated and (ii) there will be no provision for the payment of interest rate increases); and, to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

                  WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid indenture and agreement according to its terms, have been done and performed, and the execution and delivery of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized, and the Company, in the exercise of the legal right and power vested in it, executes and delivers this Indenture and proposes to make, execute, issue and deliver the Notes;

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  That in order to declare the terms and conditions upon which the Notes are authenticated, issued, delivered and held, and in consideration of the premises, of the purchase and acceptance of the Notes by the holders thereof and of the sum of one dollar to it duly paid by the Trustee at the execution of these presents, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective holders from time to time of the Notes, as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION I.1 Certain terms defined. The terms defined in this
Section 1.1 (except as herein otherwise expressly provided or unless the context otherwise requires), for all purposes of this Indenture and of any indenture supplemental hereto, shall have the respective meanings specified in this
Section 1.1.

                   "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

                  "Affiliate" means with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (ii) any other Person that owns, directly or indirectly, 5% or more of such specified Person's Capital Stock, (iii) any officer or director of (A) any such specified Person,
(B) any Subsidiary of such specified Person or (C) any Person described in clauses (i) or (ii) above or (iv) any other Person having a relationship with any natural Person described in clauses (i), (ii) or (iii) above by blood, marriage or adoption not more remote than first cousin or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such other Person described in this clause (iv). For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of (i) any Capital Stock of any Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Company or its Subsidiaries; or (iii) any other properties or assets of the Company or any Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any transfer of properties and assets that is governed by the provisions described under Article XII, (ii) any transfer of properties or assets of the Company to any Wholly Owned Subsidiary, or of any Subsidiary to the Company or any Wholly Owned Subsidiary in accordance with the terms hereof or (iii) transfers of properties or assets in any twelve month period (A) the Fair Market Value of which does not, in the aggregate, exceed 2.5% of the Company's Consolidated Total Assets and (B) the Consolidated EBITDA related to such properties or assets does not, in the aggregate, exceed 2.5% of the Company's Consolidated EBITDA.

                  "Attributable Debt" in respect of a sale-leaseback transaction or an operating lease in respect of a healthcare facility means, at the time of determination, the present value (discounted at the interest rate implicit in the lease, compounded semi-annually) of the obligation of the lessee of the property subject to such sale-leaseback transaction or operating lease in respect of a healthcare facility for rental payments during the remaining term of the lease included in such transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

                  "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

                  "Bankruptcy Law" means Title 11, United States Code, as amended, or any similar United States Federal or State law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

                  "Board of Directors", when used with reference to the Company, means the Board of Directors of the Company, or the executive committee of the Board of Directors of the Company, or any other committee of the Board of Directors of the Company lawfully empowered to take the action in connection with which such term is used.

                  "Book-Entry Note" means a Note represented by a Global Note and registered in the name of the nominee of the Depository.

                  "Business Day" means a day other than a Saturday, a Sunday or a day which shall be in The City of New York, New York a day on which banking institutions are authorized or obligated by law or required by executive order to be closed or a day other than a day on which the Trustee or the Paying Agent is authorized or obligated by law or required by executive order to be closed.

                  "Capital Lease Obligation" of any Person means any obligation of such Person and its Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded on the balance sheet of such Person as a capitalized lease obligation.

                  "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or equity interests.

                  "Cash Equivalent" means (i) any security, maturing not more than six months after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit, time deposit, money market account or bankers' acceptance, maturing not more than six months after the date of acquisition, issued by any commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or any successor rating agency, or "A-1" (or higher) according to Standard and Poor's Corporation or any successor rating agency and
(iii) commercial paper, maturing not more than three months after the date of acquisition, issued by any corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or any successor rating agency, or "A-1" (or higher) according to Standard and Poor's Corporation or any successor rating agency.

                  "Change in Control" means the occurrence of any of the following events: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), in a single transaction or through a series of related transactions, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total Voting Stock of the Company; (ii) the Company consolidates or merges with or into another corporation or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates or merges with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (y) cash, securities or other property in an amount which could be paid by the Company as a Restricted Payment as described under Section 5.10 (and such amount shall be treated as a Restricted Payment subject to the provisions of
Section 5.10), and (B) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than 50% of the Voting Stock of the surviving corporation immediately after such transaction; (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the date hereof such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                  "Company" means Genesis Health Ventures, Inc., a corporation incorporated under the laws of Pennsylvania, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person. To the extent necessary to comply with the requirements of the provisions of Trust Indenture Act Sections 310 through 317 as they are applicable to the Company, the term "Company" shall include any other obligor with respect to the Notes for purposes of complying with such provisions.

                  "Consolidated EBITDA" of any Person means with respect to any determination date, Consolidated Net Income before extraordinary items and gains or losses realized in connection with Asset Sales, plus (i) Consolidated Income Tax Expense, plus (ii) consolidated depreciation expense, plus (iii) consolidated amortization expense, plus (iv) Consolidated Interest Expense, plus
(v) all other non-cash items reducing Consolidated Net Income of such Person and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP, and less all non-cash items increasing Consolidated Net Income of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, in each case, for such Person's prior four full fiscal quarters for which financial results have been reported immediately preceding the determination date.

                  "Consolidated Income Tax Expense" means for any period, as applied to any Person, the provision for federal, state, local and foreign income taxes of such Person and its Consolidated Subsidiaries for such period as determined in accordance with GAAP.

                  "Consolidated Interest Expense" of any Person means, without duplication, for any period, as applied to any Person, the sum of (i) the interest expense of such Person and its Consolidated Subsidiaries for such period on a consolidated basis, including, without limitation, (a) amortization of debt discount, (b) the net cost under interest rate contracts (including amortization of discounts), (c) the interest portion of any deferred payment obligation and (d) accrued interest, plus (ii) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid, or accrued by such Person during such period, in each case as determined in accordance with GAAP, plus (iii) Preferred Stock dividends in respect of Preferred Stock of the Company or any Subsidiary held by Persons other than the Company or a Wholly Owned Subsidiary. For purposes of clause (iii) of the preceding sentence, dividends shall be deemed to be an amount equal to the actual dividends paid divided by one minus the applicable actual combined Federal, state, local and foreign income tax rate of the Company and its Consolidated Subsidiaries (expressed as a decimal).

                  "Consolidated Net Income (Loss)" of any Person means, for any period, the Consolidated net income (or loss) of the Company and its Consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (loss), by excluding (i) all extraordinary gains or losses (less all fees and expenses relating thereto), (ii) the portion of net income of the Company and its Consolidated Subsidiaries allocable to investments in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by the Company or one of its Consolidated Subsidiaries, (iii) net income (or loss) of any Person combined with the Company or any of its Subsidiaries in a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) any gains or losses (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business, or (vi) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its shareholders.

                  "Consolidated Net Worth" of any Person means the Consolidated stockholders' equity (excluding Redeemable Capital Stock) of such Person and its Consolidated Subsidiaries, as set forth on the most recent consolidated balance sheet of such Person and its Consolidated Subsidiaries determined in accordance with GAAP.

                  "Consolidated Rental Payments" of any Person means, for any period, the aggregate rental obligations of such Person and its Consolidated Subsidiaries (not including taxes, insurance, maintenance and similar expenses that the lessee is obligated to pay under the terms of the relevant leases), determined on a consolidated basis in conformity with GAAP, payable in respect of such period under Attributable Debt or leases of real or personal property not constituting Attributable Debt (net of income from subleases thereof, not including taxes, insurance, maintenance and similar expenses that the sublessee is obligated to pay under the terms of such sublease), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of such Person and its Subsidiaries or in the notes thereto, excluding, however, in any event, (i) that portion of Consolidated Interest Expense of such Person representing payments by such Person or any of its Consolidated Subsidiaries in respect of Capital Lease Obligations (net of payments to such Person or any of its Consolidated Subsidiaries under subleases qualifying as capitalized lease subleases to the extent that such payments would be deducted in determining Consolidated Interest Expense) and (ii) the aggregate amount of amortization of obligations of such Person and its Consolidated Subsidiaries in respect of such Capital Lease Obligations for such period (net of payments to such Person or any of its Consolidated Subsidiaries and subleases qualifying as capitalized lease subleases to the extent that such payments would be deducted in determining such amortization amount).

                  "Consolidated Total Assets" of any Person means the Consolidated total assets of such Person and its Consolidated Subsidiaries, as set forth on the most recent consolidated balance sheet of such Person and its Consolidated Subsidiaries determined in accordance with GAAP.

                  "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term "Consolidated" shall have a similar meaning.

                   "Convertible Debentures" means the Company's 6% Convertible Senior Subordinated Debentures due 2003.

                  "Credit Facility" means (i) the Third Amended and Restated Credit Agreement, dated October 9, 1997, as first amended on March 5, 1998, as second amended on August 28, 1998, and as third amended on December 15, 1998, with Mellon Bank, N.A., Citibank USA, Inc., First Union National Bank and NationsBank, N.A. as agents, as the same may be amended, restated, renewed, extended, restructured, supplemented or otherwise modified from time to time,
(ii) any Loan Documents (as defined in the Third Amended and Restated Credit Agreement as in effect from time to time) and any other documents or instruments executed by the Company pursuant to or in connection with the Third Amended and Restated Credit Agreement, and (iii) any credit agreement, loan agreement, note purchase agreement, indenture or other agreement, document or instrument refinancing, refunding or otherwise replacing the Third Amended and Restated Credit Agreement or any other agreement deemed a Credit Facility under clause
(i), (ii) or (iii) hereof, whether or not with the same agent, trustee, representative, lenders or holders, regardless of whether the Third Amended and Restated Credit Agreement or Credit Facility or any portion thereof was outstanding or in effect at the time of such restatement, renewal, extension, restructuring, supplement or modification. Without limiting the generality of the foregoing, the term "Credit Facility" shall include any amendment, restatement, renewal, extension, restructuring, supplement or modification to any Credit Facility and all refundings, refinancings and replacements of any Credit Facility, including any agreement (a) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (b) adding or deleting borrowers or guarantors thereunder, so long as such borrowers and guarantors include one or more of the Company and its Subsidiaries and their respective successors and assigns, provided that on the date thereof the addition of such borrower or guarantor would not be prohibited by the definition of "Permitted Indebtedness" and the provisions of Sections 5.14 and 5.16, (c) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder provided such increase is permitted to be incurred under the definition of "Permitted Indebtedness" or is or will be permitted to be incurred under Section 5.9 or (d) otherwise altering the terms and conditions thereof in a manner not prohibited by the definition of "Permitted Indebtedness" and the provisions of Sections 5.14, 5.16 and 5.17 and as such agreement may be amended, renewed, extended, substituted, refinanced, replaced or otherwise modified from time to time, and includes any agreement extending the maturity of all or any portion of the Indebtedness thereunder.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Depository" shall mean The Depository Trust Company, New York, New York, or its nominee or successors and assigns, or such other depository institution hereinafter appointed by the Company.

                  "Designated Senior Indebtedness" means (i) all Senior Indebtedness under or in respect of the Credit Facility and (ii) any other Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $30,000,000 and is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

                  "Eligible Accounts Receivables" as of any date means the book value of all accounts receivables of the Company and its Subsidiaries that would be shown on a Consolidated balance sheet of the Company and its Subsidiaries prepared on such date in accordance with GAAP, which are not more than 180 days past their due date and were entered into on normal payment terms.

                  "Event of Default" means any event specified in Section 7.1, continued for the period of time, if any, and after giving of notice, if any, therein designated.

                   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                   "Exchange Notes" has the meaning provided in the preamble of this Indenture.

                  "Exchange Offer" means, subject to the terms of the Registration Rights Agreement, the offer by the Company to the Noteholders of the opportunity to exchange their Initial Notes for Exchange Notes pursuant to a registration statement filed with the Commission.

                   "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

                  "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer.

                  "Fiscal Year" with respect to the Company shall mean the fiscal year of the Company.

                  "Fixed Charge Coverage Ratio" of any Person means, for any period, the ratio of (i) the sum of Consolidated Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense, and one-third of Consolidated Rental Payments plus, without duplication, all depreciation, amortization and all other non-cash charges (excluding any such non-cash charge constituting an extraordinary item or loss or any non-cash charge which requires an accrual of or a reserve for cash charges for any future period), in each case, for such period, of the Company and its Subsidiaries on a Consolidated basis, as determined in accordance with GAAP to (ii) the sum of (a) Consolidated Interest Expense for such period and (b) one-third of Consolidated Rental Payments for such period; provided that in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period.

                  "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, as in effect on the date hereof.

                  "Global Note" means a Note evidencing all or part of the Notes to be issued as Book-Entry Notes, issued to the Depository in accordance with this Indenture.

                  "Guarantee" means the guarantee by any Guarantor which guarantees the Indenture Obligations pursuant to a guarantee given in accordance with this Indenture.

                  "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,
(iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "Guaranteed Debt" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

                  "Guarantor" means any Person which guarantees the Indenture Obligations pursuant to this Indenture.

                  "Healthcare Related Business" means a business, the majority of whose revenues result from healthcare, long-term care, or managed care related businesses or facilities, including businesses which provide insurance relating to the costs of healthcare, long-term care or managed care services.

                  "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit or acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) every obligation of such Person issued or contracted for as payment in consideration of the purchase by such Person or an Affiliate of such Person of the Capital Stock or substantially all of the assets of another Person or in consideration for the merger or consolidation with respect to which such Person or an Affiliate of such Person was a party (other than any obligation of such Person to pay an amount to another Person based on income in respect of Capital Stock or assets which were purchased or in respect of such merger to which such Person or an Affiliate was a party except for such obligations which are required in accordance with GAAP to be classified as a liability on the balance sheet of such Person), (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables and other accrued current liabilities arising in the ordinary course of business, (v) all obligations under Interest Rate Contracts of such Person, (vi) all Capital Lease Obligations of such Person, (vii) all indebtedness referred to in clauses (i) through (vi), (ix) and (x) of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon any property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,
(viii) all Guaranteed Debt of such Person, (ix) all Redeemable Capital Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends and (x) all Attributable Debt of such Person. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock.

                  "Indenture" means this instrument as originally executed, or, if amended or supplemented as herein provided, as so amended or supplemented.

                  "Indenture Obligations" means the obligations of the Company and any other obligor hereunder or under the Notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Notes and the performance of all other obligations to the Trustee and the holders under this Indenture and the Notes, according to the terms thereof.

                   "Initial Notes" has the meaning provided in the preamble to this Indenture.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Interest Rate Contracts" means interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance, and other agreements or arrangements designed to provide protection against fluctuations in interest rates.

                  "Investments" means, with respect to any Person, directly or indirectly, any advance, loan or other extension of credit (including any guarantee) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to others, or any payment for property or services for the account or use of others or otherwise), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities (including, without limitation, any interests in any partnership or joint venture) issued or owned by any other Person.

                  "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

                  "Maturity" when used with respect to any Note means the date on which the principal of such Note becomes due and payable as therein provided or as provided herein, whether at Stated Maturity, or any redemption date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change in Control Offer in respect of a Change in Control, call for redemption or otherwise.

                  "Net Cash Proceeds" means, with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee.

                   "9 1/4% Notes" means the Company's 9 1/4% Senior Subordinated Notes due 2006.

                   "9 3/4% Notes" means the Company's 9 3/4% Senior Subordinated Notes due 2005.

                  "Non-payment Default" means any default or event of default under or in respect of any Designated Senior Indebtedness, other than a Payment Default.

                   "Notes" has the meaning provided in the preamble to this Indenture.

                  "Noteholder; Registered Holder; Holder; or Holder of Notes" or other similar terms means any person who shall at the time be the registered holder of any Note or Notes in the Note Register kept for that purpose in accordance with the provisions of this Indenture.

                  "Note Register and Note Registrar" shall have the respective meanings specified in Section 2.5.

                  "Officers' Certificate" means a certificate signed by the Chief Executive Officer or the President or any Vice President and by the Chief Financial Officer or Treasurer or the Secretary or an Assistant Secretary of the Company. Each such certificate shall include the statements provided for in
Section 15.5.

                  "Opinion of Counsel" means an opinion in writing signed by legal counsel of the Company. Each such opinion shall include the statements provided for in Section 15.5.

                  "outstanding", when used with reference to Notes, subject to the provisions of Section 9.4, means, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except

                   (a) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                  (b) Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee, provided that such Notes shall have reached their stated maturity or, if such Notes are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Article IV; and

                  (c) Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered pursuant to the terms of
         Section 2.7, unless the holder thereof demonstrates to the Trustee that any such Notes are held by bona fide holders in due course.

                  "Payment Default" means any default in the payment when due (at maturity, upon acceleration of maturity, upon mandatory prepayment or otherwise) of any amount owing under or in respect of any Designated Senior Indebtedness.

                  "Permitted Indebtedness" means:

                  (a) Indebtedness of up to $300,000,000 outstanding principal amount under the Credit Facility;

                  (b) any guarantee by the Company or any Subsidiary under the Credit Facility;

                  (c) Indebtedness in existence on the date hereof;

                  (d) Indebtedness of the Company pursuant to the Notes;

                  (e) Indebtedness evidenced by letters of credit issued in the ordinary course of business consistent with past practice to support the Company's or any Subsidiary's insurance or self-insurance obligations (including to secure workers' compensation and other similar insurance coverages);

                  (f) Interest Rate Contracts, to the extent that the notional principal amount of such obligations does not exceed the amount of Indebtedness outstanding or committed to be incurred on the date such Interest Rate Contracts are entered into;

                  (g) Indebtedness of the Company to a Wholly Owned Subsidiary (provided that any Indebtedness of the Company owing to a Wholly Owned Subsidiary is subject to the Intercompany Agreement) and Indebtedness of a Subsidiary to the Company or another Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or a Wholly Owned Subsidiary) shall be deemed, in each case to be incurred and shall be treated as an incurrence for purposes of Section 5.9 hereof at the time the Wholly Owned Subsidiary in question ceased to be a Wholly Owned Subsidiary;

                  (h) any guarantees of Indebtedness by a Subsidiary entered into in accordance with Section 5.16;

                  (i) Indebtedness incurred by the Company or any Subsidiary consisting of Purchase Money Obligations in an amount not to exceed $15,000,000 at any one time outstanding;

                  (j) Indebtedness incurred by the Company or any Wholly Owned Subsidiary consisting of Capital Lease Obligations in an amount not to exceed $15,000,000 at any time outstanding;

                  (k) Indebtedness of the Company or any Wholly Owned Subsidiary, in addition to that described in clauses (a) through (k) of this definition of "Permitted Indebtedness," in an aggregate principal amount outstanding at any given time not to exceed $40,000,000; and

                  (l) any renewals, extensions, substitutions, refundings, refinancings or replacements of any Indebtedness described in clauses
         (a) through (e) of this definition of "Permitted Indebtedness," including any successive renewals, extensions, substitutions, refundings, refinancings or replacements, so long as (i) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced, plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness being refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing through means of a tender offer or privately negotiated transactions and, in each case, actually paid, plus the amount of expenses of the Company incurred in connection with such refinancing;
         (ii) in the case of any refinancing of Subordinated Indebtedness, such new Indebtedness is made subordinate to the Notes at least to the same extent as the Indebtedness being refinanced; and (iii) any such new Subordinated Indebtedness has an Average Life to Stated Maturity longer than the Average Life to Stated Maturity of the Notes and a final Stated Maturity later than the final Stated Maturity of the Notes.

                  "Permitted Investment" means (i) the Notes or any Guarantees;
(ii) Temporary Cash Investments; (iii) Indebtedness of the Company to a Subsidiary (provided that any Indebtedness of the Company owing to a Wholly Owned Subsidiary is subject to the Intercompany Agreement) and Indebtedness of a Subsidiary to the Company or another Subsidiary; (iv) Investments in existence on the date hereof; (v) Investments in any Wholly Owned Subsidiary by the Company or any Wholly Owned Subsidiary or any Investment in the Company by any Wholly Owned Subsidiary; (vi) receivables owing to the Company and its Subsidiaries if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (vii) Investments in Permitted Joint Ventures; (viii) Investments in any Healthcare Related Businesses, provided that the Company is able, at the time of such Investment and immediately after giving pro forma effect thereto, to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 5.9; (ix) Investments acquired or retained from another Person in connection with any sale, conveyance, transfer, lease or other disposition of any properties or assets to such Person in accordance with
Section 5.13; and (x) in addition to Permitted Investments described in the foregoing clauses (i) through (ix), Investments in the aggregate amount of $20,000,000 at any one time outstanding.

                  "Permitted Joint Venture" means any Subsidiary which owns, operates or services Healthcare Related Business.

                  "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Preferred Stock," as applied to any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth on Exhibit A-1.

                  "Property" means, with respect to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person.

                  "Public Equity Offering" means an underwritten public offering of common stock (other than Redeemable Capital Stock) of the Company pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-4, Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

                  "Purchase Money Obligations" means any Indebtedness of the Company or any Subsidiary incurred to finance the acquisition or construction of any Property or business (including Indebtedness incurred within 90 days following such acquisition or construction), including Indebtedness of a Person existing at the time such Person becomes a Subsidiary or assumed by the Company or a Subsidiary in connection with the acquisition of assets from such Person; provided, however, that any Lien on such Indebtedness shall not extend to any Property other than the Property so acquired or constructed.

                  "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

                  "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

                  "Redeemable Capital Stock" means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

                  "Redemption Date" when used with respect to any Note to be redeemed pursuant to any provision in this Indenture means the date fixed for such redemption by or pursuant to this Indenture.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, by and among the Company and the other parties thereto, relating to the Exchange Offer as such agreement may be amended, modified or supplemented from time to time.

                  "Responsible Officer" when used with respect to the Trustee, means any officer including, without limitation, any vice president, any assistant vice president, any assistant treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Restricted Security" has the meaning set forth in Rule 144(a)(3) under the Securities Act; provided, that the Trustee shall be entitled to request and rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Security.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Indebtedness" means all obligations of the Company or any Subsidiary or Affiliate of the Company, now or hereafter existing, under or in respect of the Credit Facility, whether for principal, interest (including interest accruing after the filing of a petition by or against the Company under any state or federal Bankruptcy Laws, whether or not such interest is allowed as a claim after such filing in any proceeding under such law) or otherwise (including obligations in respect of the lease financing facility of the Credit Facility) and the principal of, premium, if any, and interest on all other Indebtedness of the Company (other than the Notes), whether outstanding on the date hereof or hereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) Indebtedness evidenced by the Notes, (ii) Indebtedness evidenced by the 9-3/4% Notes or the 9-1/4% Notes, (iii) Indebtedness that is by its terms subordinate or junior in right of payment to any Indebtedness of the Company, (iv) Indebtedness which when incurred and without respect to any election under
Section 1111(b) of the Bankruptcy Law is without recourse to the Company, (v) Indebtedness which is represented by Redeemable Capital Stock, (vi) Indebtedness for goods, materials or services purchased in the ordinary course of business or Indebtedness consisting of trade payables or other current liabilities (other than any current liabilities owing under, or in respect of, the Credit Facility), (vii) Indebtedness of or amounts owed by the Company for compensation to employees or for services, (viii) any liability for federal, state, local or other taxes owed or owing by the Company, (ix) Indebtedness of the Company to a Subsidiary of the Company or any other Affiliate of the Company or any of such Affiliate's subsidiaries, (x) that portion of any Indebtedness which at the time of issuance is issued in violation of this Indenture, and (xi) amounts owing under leases (other than Capital Lease Obligations and obligations in respect of the lease financing facility of the Credit Facility).

                  "Stated Maturity" when used with respect to any Indebtedness or any installment of interest thereon, means the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

                   "Subordinated Indebtedness" means Indebtedness of the Company subordinated in right of payment to the Notes.

                  "Subsidiary" means (i) a corporation (a) at least 50% of the Voting Stock of which is at the time owned, directly or indirectly, by the Company and (b) of which the Company, directly or indirectly, has the right to elect a majority of the members of the Board of Directors either as a result of the ownership of a majority of the Voting Stock of such corporation or pursuant to a shareholders or other voting agreement or (ii) any partnership, joint venture, limited liability company or similar entity at least 50% of the total equity and voting interests of which (x) is at the time owned, directly or indirectly, by the Company whether in the form of membership, general, special or limited partnership, or otherwise and (y) the Company or any Wholly Owned Subsidiary is a controlling general partner or otherwise controls such entity.

                  "Temporary Cash Investments" means (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or any successor rating agency, or "A-1" (or higher) according to Standard and Poor's Corporation or any successor rating agency and (iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or any successor rating agency, or "A-1" (or higher) according to Standard and Poor's Corporation or any successor rating agency.

                  "Trustee" means the person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

                   "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                  "U.S. Government Obligations" means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust Company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligations held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of interest on or principal of the U.S. Government Obligations evidenced by such depository receipt.

                  "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                  "Wholly Owned Subsidiary" means a Subsidiary all the Capital Stock of which is owned by the Company or another Wholly Owned Subsidiary.

                  SECTION I.2 Other Definitions.

                                                                      Defined in
               Term                                                     Section
               ----                                                   ----------
               "Acquisition Survivor"..............................     12.1(c)

               "applicants".......................................      6.2(b)

               "Asset Sale Offer Amount"..........................      5.13(c)

               "Certificated Notes"................................     2.2

               "Change in Control Offer"...........................     4.5(a)

               "Change in Control Purchase Date".................       4.5(c)

               "Change in Control Purchase Price"..................     4.5(a)

               "covenant defeasance"...............................     13.1(c)

               "Deficiency"........................................     5.13(c)

               "Excess Proceeds....................................     5.13(b)

               "Initial Blockage Period"...........................     3.3(b)

               "legal defeasance"..................................     13.1(b)

               "Offered Price".....................................     5.13(c)

               "Payment Blockage Period"...........................     3.3(b)

               "Permitted Junior Notes"............................     3.2(a)

               "Permitted Preferred Stock".........................     5.11(a)

               "record date".......................................     2.3

               "Restricted Payments"...............................     5.10(d)

               "Senior Representative".............................     3.1

               "Surviving Entity"..................................     12.1(a)

                 SECTION I.3  Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

                  The following Trust Indenture Act terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes;

                  "indenture security holder" means a Noteholder;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the Notes means the Company, any other obligor upon the Notes or any successor obligor upon the Notes.

                  All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule under the Trust Indenture Act have the meanings so assigned to them.

                 SECTION I.4 Rules of Construction.

                  Unless the context otherwise requires:

                  (a)  a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (c)  "or" is not exclusive;

                  (d) words in the singular include the plural, and in the plural include the singular;

                  (e)  provisions apply to successive events and transactions;
         and

                  (f) Unless the context otherwise requires, all references herein to "Articles", "Sections" and other subdivisions refer to the corresponding Articles, Sections and other subdivisions of this Indenture, and the words "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision hereof.

                                                                              20
                                   ARTICLE II

                        ISSUE, DESCRIPTION, REGISTRATION
                              AND EXCHANGE OF NOTES

                  SECTION II.1 Designation, amount, authentication and delivery of Notes. The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount of $125,000,000 and (ii) Exchange Notes from time to time for issue, in the aggregate principal amount not to exceed $125,000,000 for issuance in exchange for a like principal amount of Initial Notes pursuant to an exchange offer registration statement under the Securities Act, in each case upon receipt of a written order of the Company signed by its Chief Executive Officer, President or a Vice President without any further corporate action by the Company. The Initial Notes shall be designated as 9-7/8% Senior Subordinated Notes due 2009. Exchange Notes may have such distinctive series designation as, and such changes in the form thereof, as are specified in the written order referred to in the preceding sentence. Such written order with respect to the Initial Notes or the Exchange Notes shall specify the amount of Notes to be authenticated, the series and type of Notes and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes or Exchange Notes, whether the Notes are to be Certificated Notes or a Global Note and whether or not the Notes shall bear the Private Placement Legend, or such other information as the Trustee may reasonably request (such specification can be provided by attaching a form of Note consistent with the provisions hereof containing such information). The aggregate principal amount of Notes outstanding at any time may not exceed $125,000,000, except as provided in
Section 2.7.

                  Nothing contained in this Section 2.1 or elsewhere in this Indenture, or in the Notes, is intended to or shall limit execution by the Company or authentication or delivery by the Trustee of Notes under the circumstances contemplated by Sections 2.5, 2.6, 2.7, 4.3 and 11.5.

                  SECTION II.2 Form of Notes and Trustee's certificate. The Initial Notes and the Exchange Notes and the Trustee's certificate of authentication to be borne by the Notes shall be substantially in the form of Exhibits A-1 and A-2, respectively, which exhibits are part of this Indenture. The Notes may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers executing the same may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Notes may be listed, or to conform to usage.

                  Notes offered and sold in reliance on Rule 144A or on Regulation S under the Securities Act may be issued initially in the form of one or more Global Notes in registered form, substantially in the form set forth in Exhibit A-1, deposited with, or on behalf of, the Depository, and shall bear the legend set forth on Exhibit B. The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Depository or the custodian for the Depository.

                  Notes offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Notes offered and sold in reliance on Rule 144A or on Regulation S under the Securities Act may be issued, in the form of certificated securities in registered form in substantially the form set forth in Exhibit A-1 (the "Certificated Notes"). The Trustee shall be conclusively entitled to rely on the form of Notes (Global or Certificated Notes) as provided by the Company. Likewise, the Trustee shall be conclusively entitled to rely upon statements therein to the effect that they are being offered and sold in reliance on Rule 144A or on Regulation S under the Securities Act, or upon another exemption from registration under the Securities Act, as directed by the Company.

                  SECTION II.3 Date of Notes and denominations. The Notes shall bear interest at the rate per annum set forth in their title, payable semi-annually on January 15 and July 15, beginning July 15, 1999, shall mature on January 15, 2009 and shall be issuable as registered Notes without coupons in denominations of $1,000 and any integral multiple thereof. The person in whose name any Note is registered at the close of business on any record date (as defined herein) with respect to any interest payment date shall be entitled to receive the interest payable thereon on such interest payment date notwithstanding the cancellation of such Note upon any registration of transfer or exchange thereof subsequent to such record date and prior to such interest payment date (subject to the provisions of Article IV in the case of any Note or Notes, or portion thereof, called for redemption on a date subsequent to the record date and prior to such interest payment date and in the case of any Note or Notes, or portion thereof, with respect to which the holder has delivered a written acceptance of a Change in Control Offer or an Offer pursuant to Section 5.13(c) on a date subsequent to such record date). The principal of and interest on the Notes shall be payable at the office or agency to be maintained by the Company in accordance with the provisions of Section 5.2 for such purpose; provided, however, that payment of interest may be made at the option of the Company by check mailed by first class mail to the address of the person entitled thereto as such address shall appear in the Note Register. The term "record date" as used in this Section 2.3 with respect to any interest payment date shall mean the close of business on January 1 or July 1, as the case may be, next preceding such interest payment date, whether or not such January 1 or July 1 is a Business Day.

                  The Notes shall be dated the date of their authentication. Interest shall accrue on the Notes as provided in the Notes.

                  Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

                  SECTION II.4 Execution of Notes. The Notes shall be signed on behalf of the Company, manually or in facsimile, by its Chief Executive Officer or its President or a Vice President under its corporate seal (which may be in facsimile) reproduced thereon and attested, manually or in facsimile, by its Secretary or an Assistant Secretary or Treasurer or Assistant Treasurer. Only such Notes as shall bear thereon a certificate of authentication substantially in the form contained in Exhibits A-1 and A-2 hereto, signed manually by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

                  In case any officer of the Company whose signature appears on any of the Notes, manually or in facsimile, shall cease to be such officer before such Notes so signed shall have been authenticated and delivered by the Trustee, such Notes nevertheless may be authenticated and delivered as though the person whose signature appears on such Notes had not ceased to be such officer of the Company; and any Note may be signed, and the corporate seal reproduced thereon may be attested, on behalf of the Company, manually or in facsimile, by persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such officer.

                  SECTION II.5 Registration, Registration of Transfer and Exchange of Notes. Subject to Sections 2.11 and 2.12, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations. The Notes to be exchanged shall be surrendered at the office or agency to be maintained by the Company in accordance with the provisions of Section 5.2, and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the Note or Notes which the Noteholder making the exchange shall be entitled to receive.

                  The Company shall keep or cause to be kept, at the office or agency to be maintained by the Company in accordance with the provisions of
Section 5.2, a register or registers (the register maintained in such office and in any other office or agency designated pursuant to Section 5.2 being herein referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall register or provide for the registration of Notes and shall register the transfer of Notes as in this
Article II provided. The Trustee is hereby appointed "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. Upon surrender for registration of transfer of any Note at such office or agency (including an exchange of Initial Notes for Exchange Notes), the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Note or Notes for a like aggregate principal amount; provided that no exchange of Initial Notes for Exchange Notes shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission, the Trustee shall have received an Officers' Certificate confirming that the Exchange Offer Registration Statement has been declared effective by the Commission and the Initial Notes to be exchanged for the Exchange Notes shall be cancelled by the Trustee.

                  All Notes presented or surrendered for exchange, registration of transfer, redemption, purchase or payment shall, if so required by the Company or the Note Registrar, be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his duly authorized attorney and, in every case, each Note presented or surrendered for registration of transfer shall be accompanied by the assignment form attached to the Notes, duly executed by the registered holder or by his duly authorized attorney.

                  No service charge shall be made for any exchange or registration of transfer of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

                  The Company shall not be required to issue, register the transfer of or exchange any Notes for a period of 15 days before the mailing of a notice of redemption and ending on the date of such mailing. The Company shall not be required to register the transfer of or exchange any Note called or being called for redemption except, in the case of any Note to be redeemed in part, the portion thereof not to be so redeemed. The Company shall not be required to register the transfer of or exchange any Note in respect of which a notice relating to a Change in Control Offer or an Offer in respect of Excess Proceeds has been given (unless such notice has been withdrawn in accordance with Sections 4.5 and 5.13) except, in the case of any Note to be purchased in part, the portion thereof not to be so purchased.

                  SECTION II.6 Temporary Notes. Pending the preparation of definitive Notes, the Company may execute and the Trustee shall authenticate and deliver temporary Notes (printed, lithographed or typewritten) of any authorized denomination and substantially in the form of the definitive Notes, but with or without a recital of specific redemption prices and with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Board of Directors of the Company. Temporary Notes may contain such reference to any provisions of this Indenture as may be appropriate. Every such temporary Note shall be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Notes. Without unnecessary delay the Company will execute and deliver to the Trustee definitive Notes and thereupon any or all temporary Notes shall be surrendered in exchange therefor, at the office or agency to be maintained by the Company in accordance with the provisions of
Section 5.2, and the Trustee shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of definitive Notes. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes authenticated and delivered hereunder.

                  SECTION II.7 Mutilated, destroyed, lost or stolen Notes. In case any temporary or definitive Note shall become mutilated or be destroyed, lost or stolen, the Company, in the case of any mutilated Note shall, and in the case of any destroyed, lost or stolen Note in its discretion may, execute, and upon the Company's request the Trustee shall authenticate and deliver, a new Note bearing a number, letter or other distinguishing symbol not contemporaneously outstanding in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen, or, instead of issuing a substituted Note if any such Note shall have matured or shall be about to mature or shall have been selected for redemption or if the Company shall have received a notice from Holders accepting a Change in Control Offer or an Offer in respect of Excess Proceeds in respect of any such Note (unless such notice has been withdrawn in accordance with Section 4.5 or 5.13), the Company may pay the same without surrender thereof except in the case of a mutilated Note. In every case the applicant for a substituted Note or for such payment shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof. The Trustee shall authenticate any such substituted Note and deliver the same, or the Trustee or any Paying Agent of the Company shall make any such payment, upon the written request or authorization of any officer of the Company, and shall incur no liability to anyone by reason of anything done or omitted to be done by it in good faith under the provisions of this Section 2.7. Upon the issue of any substituted Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

                  Every substituted Note issued pursuant to the provisions of this Section 2.7 in substitution for any destroyed, lost or stolen Note shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                  All Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

                  SECTION II.8 Cancellation of surrendered Notes. All Notes surrendered for the purpose of payment, redemption, purchase by the Company at the option of the holder, exchange, substitution or registration of transfer, shall, if surrendered to the Company or any Paying Agent or registrar, be delivered to the Trustee and the same, together with Notes surrendered to the Trustee for cancellation, shall be cancelled by the Trustee and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of cancelled Notes in accordance with its procedures for the disposition of cancelled securities in effect at the time of such disposition, and shall deliver certificates of disposition thereof to the Company. If the Company shall purchase or otherwise acquire any of the Notes, however, such purchase or acquisition shall not operate as a payment, redemption or satisfaction of the indebtedness represented by such Notes unless and until the Company, at its option, shall deliver or surrender the same to the Trustee for cancellation.

                  SECTION II.9      Defaulted Interest.

                  If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day, in each case at the rate provided in the Notes. The Company shall, by written notice to the Trustee, fix each such special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

                  SECTION II.10 CUSIP Number.

                  The Company in issuing the Notes may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.

                  SECTION II.11  Book-Entry Provisions for Global Note.

                  (a) One or more Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends contained in Exhibit B.

                  Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee, the Paying Agent and the Note Registrar and any agent of the same as the absolute owner and Holder of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Paying Agent and the Note Registrar or any agent of the same from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                  (b) Transfers of the Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Certificated Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.12. In addition, Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Note if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Note and a successor depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Note Registrar has received a request from the Depository to issue Certificated Notes.

                  (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Note Registrar shall (if one or more Certificated Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute and the Trustee shall authenticate and deliver, one or more Certificated Notes of like tenor and amount.

                  (d) In connection with the transfer of the Global Note as an entirety to beneficial owners pursuant to paragraph (b), the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

                  (e) Any Certificated Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (z) of
Section 2.12, bear the legend regarding transfer restrictions applicable to the Certificated Notes set forth in Exhibit A-1.

                  (f) The Holder of any Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                  SECTION II.12  Special Transfer Provisions.

                  (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB:

                      (i) the Note Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the date which is two years after the initial issuance of the Initial Notes, (y) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Note Registrar a certificate substantially in the form of Exhibit C hereto or (z) the Trustee and Note Registrar have received both an Opinion of Counsel and an Officers' Certificate directing transfer without a Private Placement Legend; and

                     (ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Note Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Note Registrar's procedures, whereupon (a) the Note Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Certificated Notes) a decrease in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in a Global Note to be transferred, and (b) the Company shall execute and the Trustee shall authenticate upon receipt of a written order of the Company signed by its Chief Executive Officer, President or a Vice President and deliver one or more Certificated Notes of like tenor and amount.

                  (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB:

                      (i) the Note Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Note Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Note Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                     (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Certificated Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Note Registrar of instructions given in accordance with the Depository's and the Note Registrar's procedures, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Certificated Notes to be transferred, and the Trustee shall cancel the Certificated Notes so transferred.

                  (c) Transfers pursuant to Regulation S. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security outside the United States in an offshore transaction within the meaning of Regulation S:

                      (i) the Note Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Note Registrar in writing, that the sale has been made in compliance with the provisions of Regulation S to a transferee who has advised the Company and the Note Registrar in writing, that it is purchasing the Note outside of the United State in an offshore transaction within the meaning of Regulation S in compliance with Rule 904 of the Securities Act, and is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Regulation S; and

                     (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Certificated Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Note Registrar of instructions given in accordance with the Depository's and the Note Registrar's procedures, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Certificated Notes to be transferred, and the Trustee shall cancel the Certificated Notes so transferred.

                  (d) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Note Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Note Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstances contemplated by paragraph
(a)(i)(x) of this Section 2.12 exist, (ii) there is delivered to the Note Registrar and the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

                  (e) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

                  The Note Registrar shall retain copies of all letters, notices and other written communications received by it pursuant to Section 2.11 or this
Section 2.12. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Note Registrar.

                  The Trustee shall be entitled to obtain and conclusively rely upon, in connection with any transfer of a Note, an opinion of counsel opining as to whether such Note is a Restricted Security, and whether the transferee is an Institutional Accredited Investor or a QIB or not a AU.S. person@ within the meaning of Regulation S.

                                   ARTICLE III

                             SUBORDINATION OF NOTES

                  SECTION III.1 Agreement to subordinate. The Company, for itself, its successors and assigns, covenants and agrees, and each holder of Notes, by his or her acceptance thereof, likewise covenants and agrees, that the payment of the principal of and premium, if any, and interest on each and all of the Notes is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full, in cash or Cash Equivalents of all Senior Indebtedness. This Article III constitutes a continuing offer to all persons or entities who become holders of, or continue to hold, Senior Indebtedness, each of whom is an obligee hereunder and is entitled to enforce such holder's rights hereunder, subject to the provisions hereof, without any act or notice of acceptance hereof or reliance hereon.

                  For the purposes of this Article III, (a) no Senior Indebtedness shall be deemed to have been paid in full unless and until all commitments or other obligations of the lenders thereunder to make advances or otherwise extend credit shall have terminated and the holders thereof shall have indefeasibly received payment in full in cash or Cash Equivalents, and (b) the term "Senior Representative" shall mean the indenture trustee or other trustee, agent or representative for any Senior Indebtedness.

                  SECTION III.2 Distribution on dissolution, liquidation, bankruptcy or reorganization. Upon any distribution of assets of the Company upon any total or partial dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise,

                  (a) The holders of Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents or, as acceptable to each holder of Senior Indebtedness, in any other manner, of all amounts due on or in respect of all Senior Indebtedness before the Holders of the Notes are entitled to receive any payment or distribution of any kind or character (excluding securities of the Company provided for in a plan of reorganization with respect to the Company approved by the bankruptcy court that are equity securities or are subordinated in right of payment to all Senior Indebtedness to the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article; such securities are hereinafter collectively referred to as "Permitted Junior Notes") on account of principal of, premium, if any, or interest on the Notes (including any payment or other distribution which may be received from the holders of Subordinated Indebtedness as a result of any payment on such Subordinated Indebtedness); and

                  (b) any payment or distribution of assets of the Company or any Subsidiary of any kind or character, whether in cash, property or securities (excluding Permitted Junior Notes), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article (including any payment or other distribution which may be received from the holders of Subordinated Indebtedness as a result of any payment on such Subordinated Indebtedness) shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their Senior Representative or Representatives, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash, Cash Equivalents or in any other form acceptable to each, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                  (c) in the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Notes shall have received any payment or distribution of assets of the Company or any Subsidiary of any kind or character, whether in cash, property or securities (excluding Permitted Junior Notes), in respect of principal, premium, if any, and interest on the Notes before all Senior Indebtedness is paid in full, then and in such event, such payment or distribution (including any payment or other distribution which may be received from the holders of Subordinated Indebtedness as a result of any payment on such Subordinated Indebtedness) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash, Cash Equivalents or, as acceptable to each holder of Senior Indebtedness, any other manner, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness or deposited with a court of competent jurisdiction.

                  The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the sale or conveyance of its property or assets as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article XII shall not be deemed a dissolution, winding up, liquidation or reorganization of the Company for the purposes of this Article III if such other corporation shall, as a part of such consolidation, merger, sale or conveyance, comply with the conditions stated in
Article XII.

                  If the Trustee or any holder of Notes does not file a proper claim or proof of debt in the form required in any proceeding referred to above prior to 30 days before the expiration of the time to file such claim in such proceeding, then the holder of any Senior Indebtedness (or its Representative) is hereby authorized, and has the right, to file an appropriate claim or claims for or on behalf of such holder of Notes.

                   SECTION III.3 Suspension of Payment When Senior Indebtedness in Default.

                  (a) Unless Section 3.2 shall be applicable, upon the occurrence of a Payment Default, then no payment (other than any payments made pursuant to Section 13.1 which have been deposited with the Trustee for at least 124 days) or distribution of any assets of the Company or any Subsidiary of any kind or character (excluding Permitted Junior Notes) shall be made by the Company or any Subsidiary or on behalf of or out of the property of the Company, or received by the Trustee or any Noteholder on account of principal of, premium, if any, or interest on, the Notes or on account of the purchase, redemption, defeasance (whether under Section 13.1(b) or 13.1(c)) or other acquisition of or in respect of the Notes unless and until such Payment Default shall have been cured or waived in writing by the holders of the Designated Senior Indebtedness or shall have ceased to exist or the Designated Senior Indebtedness shall have been paid in full in cash, Cash Equivalents or in any other manner as acceptable to each holder of such Senior Indebtedness, after which the Company shall resume making any and all required payments in respect of the Notes, including any missed payments.

                  (b) Unless Section 3.2 shall be applicable, upon (i) the occurrence of a Non-payment Default and (ii) receipt by the Trustee and the Company from a Senior Representative or the holder of any Designated Senior Indebtedness of written notice of such occurrence, no payment (other than any payments made pursuant to Section 13.1 which have been deposited with the Trustee for at least 124 days) or distribution of any assets of the Company or any Subsidiary of any kind or character (excluding Permitted Junior Notes) shall be made by the Company or any Subsidiary or on behalf of or out of the property of the Company, or received by the Trustee or any Noteholder on account of any principal of, premium, if any, or interest on, the Notes or on account of the purchase, redemption, defeasance (whether under Section 13.1(b) or 13.1(c)) or other acquisition of or in respect of Notes for a period ("Payment Blockage Period") commencing on the date of receipt by the Trustee of such notice unless and until the earliest of (subject to any blockage of payments that may then or thereafter be in effect under subsection (a) of this Section 3.3) (x) 179 days after receipt of such written notice by the Trustee (provided any Designated Senior Indebtedness as to which notice was given shall theretofore have not been accelerated), (y) the date such Non-payment Default and all other Non-payment Defaults as to which notice is also given after such period is initiated shall have been cured or waived in writing by the holders of the Designated Senior Indebtedness or shall have ceased to exist or the Senior Indebtedness related thereto shall have been paid in full in cash or Cash Equivalents or (z) the date such Payment Blockage Period and any Payment Blockage Periods initiated during such period shall have been terminated by written notice to the Company or the Trustee from the Senior Representative and the holders of the Designated Senior Indebtedness that have given notice of a Non-payment Default at or after the initiation of such Payment Blockage Period, after which in the case of clause
(x), (y) or (z), the Company shall resume making any and all required payments in respect of the Notes including any missed payments. Notwithstanding any other provision of this Indenture, in no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Company or the Trustee of the notice referred to in clause (ii) of this paragraph (b) (the "Initial Blockage Period"). Any number of notices of Non-payment Default may be given during the Initial Blockage Period; provided that during any 365-day consecutive period only one such period during which payment of principal of, or interest on, the Notes may not be made may commence and the duration of such period may not exceed 179 days. No Non-payment Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default shall have been cured or waived for a period of not less than 90 consecutive days.

                  (c) In the event that, notwithstanding the foregoing, the Company or any Subsidiary shall make, or the Trustee or any Noteholder shall receive, any payment to the Trustee or the Holder of any Notes prohibited by the foregoing provisions of this Section, then and in such event such payment shall be paid over and delivered forthwith to a Senior Representative of the holders of the Designated Senior Indebtedness or as a court of competent jurisdiction shall direct.

                  SECTION III.4 Payment Permitted if No Default. Nothing contained in this Article, elsewhere in this Indenture or in any of the Notes shall prevent the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 3.2 or under the conditions described in Section 3.3, from making payments at any time of principal of, premium, if any, or interest on the Notes.

                  SECTION III.5 Subrogation to Rights of Holders of Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any, and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Notes or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

                  SECTION III.6 Provisions Solely to Define Relative Rights. The provisions of this Article are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall (i) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (ii) affect the relative rights against the Company of the Holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness; or (iii) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness (A) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 3.2, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (B) under the conditions specified in Section 3.3, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 3.3(c).

                  SECTION III.7 Trustee to Effectuate Subordination.

                  Each Holder of a Note by his or her acceptance thereof authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his or her attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file a proper claim at least 30 days before the expiration of the time to file such claim, then the holders of Senior Indebtedness, and their agents, trustees or other representatives are authorized to do so for and on behalf of the Holders of the Notes.

                  SECTION III.8  No Waiver of Subordination Provisions.

                  (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                  (b) Without limiting the generality of subsection (a) of this Section, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, or waive compliance with the terms of, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person; provided, however, that in no event shall any such actions limit the right of the Holders of the Notes to take any action to accelerate the maturity of the Notes pursuant to Article VII of this Indenture or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Article, subject to the rights, if any, under this Article, of the holders, from time to time, of Senior Indebtedness to receive the cash, property or securities receivable upon the exercise of such rights or remedies.

                  SECTION III.9 Notice to Trustee. (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article or any provision of this Indenture, the Trustee or any Paying Agent shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee or any Paying Agent in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from a Senior Representative or any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Indebtedness or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date; nor shall the Trustee be charged with knowledge of the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

                  (b) The Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and the Company by a Person representing himself to be a Senior Representative or a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a Senior Representative or a holder of Senior Indebtedness (or a trustee, fiduciary or agent thereof and the Trustee shall have no duty to investigate the authenticity thereof or the authority of the person signing and shall have no liability for relying thereon); provided, however, that failure to give such notice to the Company shall not affect in any way the ability of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment or the Trustee or the Paying Agent may deposit the funds in question with a court of competent jurisdiction.

                  SECTION III.10 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Holders of the Notes shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount of amounts paid or distributed thereon and all other facts pertinent thereto or to this Article, provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article.

                  SECTION III.11 Rights of Trustee as a Holder of Senior Indebtedness; Preservation of Trustee's Rights. The trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.6.

                  SECTION III.12 Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under this Indenture, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this
Article in addition to or in place of the Trustee; provided, however, that
Section 3.11 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

                  SECTION III.13 No Suspension of Remedies. Nothing contained in this Article shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article VII of this Indenture or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article of the holders, from time to time, of Senior Indebtedness to receive the cash, property or securities receivable upon the exercise of such rights or remedies.

                  SECTION III.14 Trustee's Relation to Senior Indebtedness. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Article against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall, without gross negligence or willful misconduct, pay over or deliver to Holders, the Company or any other Person (other than a court of competent jurisdiction) moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

                  SECTION III.15 Other Rights of Holders of Senior Indebtedness. All rights and interests under this Indenture of the holders of Senior Indebtedness, and all agreements and obligations of the Trustee, the Holders of the Notes and the Company under this Article shall remain in full force and effect irrespective of (i) any lack of validity or enforceability of the Credit Facility, and promissory notes evidencing the Credit Facility or any other agreement or instrument relating thereto or to any other Senior Indebtedness or
(ii) any other circumstance that might constitute a defense available to, or a discharge of, a guarantor or surety (other than as a result of any payments indefeasibly made on the Credit Facility or any other Senior Indebtedness).

                  The holders of Senior Indebtedness are hereby authorized to demand specific performance of this Article, whether or not the Company shall have complied with any provisions of this Article applicable to it, at any time when the Trustee or any Holder of the Notes shall have failed to comply with any of these provisions.

                  The provisions of this Article shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

                                   ARTICLE IV

                        REDEMPTION AND PURCHASES OF NOTES

                  SECTION IV.1 Redemption Prices. On or after January 15, 2004 the Company may, at its option, redeem at any time all or from time to time any part of the Notes, on any date prior to maturity at the redemption prices and subject to the conditions specified in the Notes, together with interest accrued and unpaid thereon to the date fixed for redemption at the following redemption prices (expressed as a percentage of the principal amount) if redeemed during the 12-month period beginning January 15 of the years indicated below:

                                                                Redemption
           Year                                                   Price
           ----                                                 ----------
           2004 ...............................................  104.937%
           2005 ...............................................  102.468%
           2006 ...............................................  101.234%

and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to the Redemption Date.

                  In addition, at any time prior to January 15, 2002, the Company, at its option, may use the net proceeds of one or more Public Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of Notes originally issued under the Indenture at a redemption price equal to 109.875% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the initial aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption. In order to effect the foregoing redemption, the Company must mail a notice of redemption no later than 30 days after the closing of the related Public Equity Offering and must consummate such redemption within 60 days of the closing of the Public Equity Offering.

                  SECTION IV.2 Notice of Redemption; Selection of Notes. In case the Company shall desire to exercise such right to redeem all or, as the case may be, any part of the Notes in accordance with the right reserved so to do, the Company, or at the Company's written request, the Trustee in the name and at the expense of the Company, shall give notice of such redemption to holders of the Notes to be redeemed as hereinafter in this Section 4.2 provided.

                  Notice of redemption shall be given to the holders of Notes to be redeemed as a whole or in part by mailing by first-class mail a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to their last addresses as they shall appear in the Note Register, but failure to give such notice by mailing to the holder of any Note designated for redemption as a whole or in part, or any defect therein, shall not affect the validity of the proceedings for the redemption of any other Notes.

                  Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives the notice.

                  Each such notice of redemption shall state the CUSIP number of the Notes to be redeemed and shall specify the total principal amount to be redeemed, the date fixed for redemption and the redemption price at which Notes are to be redeemed, and shall state that payment of the redemption price of the Notes to be redeemed will be made at the office or agency to be maintained by the Company in accordance with the provisions of Section 5.2, upon presentation and surrender of such Notes, that interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon will cease to accrue. If less than all the Notes are to be redeemed, the notice of redemption to each holder shall state the aggregate principal amount of the Notes to be redeemed and shall identify the Notes of such holders to be redeemed. In case any Note is to be redeemed in part only, the notice which relates to such Note shall state the portion of the principal amount thereof to be redeemed (which shall be $1,000 or an integral multiple thereof), and shall state that on and after the date fixed for redemption, upon surrender of such Note, the holder will receive the redemption price together with accrued interest in respect of the principal amount thereof called for redemption and, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed.

                  On or prior to the date fixed for redemption specified in the notice of redemption given as provided in this Section 4.2, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 5.4(c)) immediately available funds sufficient to redeem on the date fixed for redemption all the Notes or portions of Notes so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption.

                  The Company shall give the Trustee, not less than 45 nor more than 60 days (or such shorter period acceptable to the Trustee) in advance of the date fixed for redemption, notice of the aggregate principal amount of Notes to be redeemed, and thereupon the Trustee shall select the Notes or portions thereof to be redeemed by lot or such other method as the Trustee shall deem fair and appropriate and shall thereafter promptly notify the Company of the Notes or portions thereof to be redeemed.

                  SECTION IV.3 When Notes called for redemption become due and payable. If the giving of notice of redemption shall have been completed as above provided, the Notes or portions of Notes specified in such notice (and not theretofore purchased pursuant to Sections 4.5 and 5.13) shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after such date fixed for redemption (unless the Company shall default in the payment of such Notes at the redemption price, together with interest accrued to the date fixed for redemption) interest on the Notes or portions of Notes so called for redemption shall cease to accrue. On presentation and surrender of such Notes at said place of payment in said notice specified, on or after the date fixed for redemption the said Notes shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued to the date fixed for redemption. Upon presentation of any Note which is redeemed in part only, the Company shall execute and register and the Trustee shall authenticate and deliver at the expense of the Company, a new Note or Notes in principal amount equal to the unredeemed portion of the Note so presented.

                  SECTION IV.4 Cancellation of Redeemed Notes. All Notes surrendered to the Trustee, upon redemption pursuant to the provisions of this
Article IV, shall be forthwith cancelled by it.

                  SECTION IV.5  Purchase of Notes Upon Change in Control.

                  (a) Upon the occurrence of a Change in Control, each Holder shall have the right to require that the Company repurchase such Holder's Notes pursuant to an offer described in subsection (c) of this Section (a "Change in Control Offer") in whole or in part in integral multiples of $1,000, at a purchase price (the "Change in Control Purchase Price") in cash in an amount equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in Subsections (b), (c), (d) and (e) of this Section.

                  (b) Within 30 days following a Change in Control and prior to the mailing of the notice relating to the Change in Control Offer to Holders provided for in paragraph (c) below, the Company covenants to (i) notify the lenders under the Credit Facility that a Change in Control has occurred and (ii) either (1) repay in full all Indebtedness under the Credit Facility and permanently reduce to zero the commitments of the lenders thereunder or offer to repay in full all such Indebtedness and permanently reduce such commitments and repay the Indebtedness and permanently reduce to zero the commitment of each lender who has accepted such offer or (2) obtain the requisite consent under the Credit Facility to permit the repurchase of the Notes as provided for in this
Section 4.5. The Company shall first comply with this subsection (b) before it shall be required to repurchase the Notes pursuant to this Section 4.5, and any failure to comply with this subsection (b) shall constitute a Default of this covenant for purposes of Section 7.1(c)(iv).

                  (c) Within 30 days following any Change in Control, the Company shall send by first-class mail, postage prepaid, to the Trustee and to each Holder of the Notes, at his address appearing in the Note Register, a notice specifying, among other things:

                  (1) that a Change in Control has occurred, the date of such event, and that such Holder has the right to require the Company to repurchase such Holder's Notes in whole or in part at the Change in Control Purchase Price in cash;

                  (2) the circumstances and relevant facts regarding such Change in Control (including but not limited to information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change in Control, if any);

                  (3) (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q, as applicable, and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required to be prepared by the Company and any Guarantor pursuant to Section 5.18), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such reports and (iii) such other information, if any, concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed investment decision;

                  (4) that the Change in Control Offer is being made pursuant to this Section 4.5 and that all Notes properly tendered pursuant to such Change in Control Offer will be accepted for payment at the Change in Control Offer Purchase Price;

                  (5) the purchase date (the "Change in Control Purchase Date") which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

                  (6) the Change in Control Purchase Price;

                  (7) that the tender is revocable and instructions determined by the Company that a Holder must follow in order to have Notes purchased (including, but not limited to, the place at which Notes shall be presented and surrendered for purchase) and materials necessary to comply with applicable tender rules;

                  (8) that the Change in Control Purchase Price for any Note which has been properly tendered and not withdrawn will be paid promptly following the Change in Control Offer Purchase Date; and

                  (9) the procedures for withdrawing a tender.

                  (d) Upon receipt by the Company of the proper tender of Notes the Holder of the Note in respect of which such proper tender was made shall (unless the tender of such Note is properly withdrawn) thereafter be entitled to receive solely the Change in Control Purchase Price with respect to such Note. Upon surrender of any such Note for purchase in accordance with the foregoing provisions, such Note shall be paid by the Company at the Change in Control Purchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change in Control Purchase Date shall be payable to the Holders of such Notes, registered as such on the record dates according to the terms and the provisions of Section 2.3. If any Note tendered for purchase shall not be so paid upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change in Control Purchase Date at the rate borne by such Note. Holders electing to have Notes purchased will be required to give notice and surrender such Notes to the Company at the address specified in the Company's aforementioned notice at least two Business Days prior to the Change in Control Purchase Date. Any Note that is to be purchased only in part shall be surrendered to the Company or its agent at the address specified in the Company's aforementioned notice (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereto or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, one or more new Notes of any authorized denominations as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

                  (e) Not later than the Change in Control Purchase Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change in Control Offer, (ii) in the event the Company is not acting as its own Paying Agent, no later than 11 a.m. (New York time) on the Business Day prior to the Change in Control Purchase Date, deposit with the Paying Agent an amount of cash sufficient to pay the aggregate Change in Control Purchase Price of all the Notes or portions thereof that are to be purchased as of the Change in Control Purchase Date and (iii) deliver to the Paying Agent an Officers' Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Change in Control Purchase Price of the Notes purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. The Company will publicly announce the results of the Change in Control Offer on the Change in Control Purchase Date. For purposes of this Section 4.5, the Company shall choose a Paying Agent which shall not be the Company.

                  (f) Any acceptances by Holders of the Change in Control Offer may be withdrawn before or after delivery of Notes by the Holder to the Company, by means of a written notice of withdrawal delivered by the Holder to the Company or its agent at the address specified in the Company's aforementioned notice at any time prior to the close of business on two Business Days prior to the Change in Control Purchase Date specifying, as applicable:

                  (1) the certificate number of the Note in respect of which such notice of withdrawal is being submitted,

                  (2) the principal amount of the Note (which shall be $1,000 or an integral multiple thereof) with respect to which such notice of withdrawal is being submitted, and

                  (3) the principal amount, if any, of such Note (which shall be $1,000 or an integral multiple thereof) that remains subject to the Change in Control Offer and that has been or will be delivered to the Company or its agent for purchase by the Company.

                  (g) The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change in Control Purchase Price; provided, however, that, to the extent that the aggregate amount of cash deposited by the Company pursuant to clause (e)(ii) exceeds the aggregate Change in Control Purchase Price of the Notes or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and promptly after the Business Day following the Change in Control Purchase Date the Trustee shall upon demand return any such excess to the Company together with interest or dividends, if any, thereon.

                  (h) The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, in connection with a Change in Control Offer.


                                    ARTICLE V

                                    COVENANTS

                  SECTION V.1 Payment of principal of and premium, if any, and interest on Notes. The Company will duly and punctually pay or cause to be paid the principal of and premium, if any, and interest on the Notes at the time and place and in the manner provided in the Notes and this Indenture.

                  SECTION V.2 Maintenance of office or agency for registration of transfer, exchange and payment of Notes. So long as any of the Notes shall remain outstanding, the Company will maintain an office or agency in the Borough of Manhattan, The City of New York, State of New York, where the Notes may be surrendered for exchange or registration of transfer as in this Indenture provided, and where notices and demands to or upon the Company in respect to the Notes may be served, and where the Notes may be presented or surrendered for payment. The Company may also from time to time designate one or more other offices or agencies where Notes may be presented or surrendered for any and all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, State of New York for such purposes. The Company will give to the Trustee prompt written notice of the location of any such office or agency and of any change of location thereof. The Company initially appoints the Trustee its office or agency for each of said purposes. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, such surrenders, presentations and demands may be made and notices may be served at the office of the Trustee set forth in Section 15.3, and the Company hereby appoints the Trustee its agent to receive at the aforesaid office all such surrenders, presentations, notices and demands. The Trustee will give the Company prompt notice of any change in location of the Trustee's principal corporate trust office.

                  SECTION V.3 Appointment to fill a vacancy in the office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.

                  SECTION V.4 Provision as to Paying Agent. (a) If the Company shall appoint a paying agent other than the Trustee, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall undertake, subject to the provisions of this Section 5.4,

                  (i) that it will hold all sums held by it as such agent for the payment of the principal of, premium, if any, or interest on the Notes whether such sums have been paid to it by the Company (or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes and will notify the Trustee of the receipt of sums to be so held,

                  (ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of, premium, if any, or interest on the Notes when the same shall be due and payable,

                  (iii) that it will at any time during the continuance of any Event of Default specified in subsection (a) or (b) of Section 7.1, upon the written request of the Trustee, deliver to the Trustee all sums so held in trust by it, and

                  (iv) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent, including, without limitation, the provision of Article III hereof.

                  (b) If the Company shall not act as its own Paying Agent, it will, by 11 a.m. on the Business Day prior to each due date of the principal of or premium, if any, or interest on any Notes, deposit with such Paying Agent a sum in same day funds sufficient to pay the principal of, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the holders of Notes entitled to such principal of or premium, if any, or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.

                  (c) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of or premium, if any, or interest on the Notes, set aside, segregate and hold in trust for the benefit of the persons entitled thereto, a sum sufficient to pay such principal or premium or interest so becoming due and will notify the Trustee of any failure to take such action.

                  (d) Anything in this Section 5.4 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it, or any Paying Agent hereunder, as required by this Section 5.4, such sums to be held by the Trustee upon the trusts herein contained.

                  (ei Anything in this Section 5.4 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section
5.4 is subject to the provisions of Sections 13.6 and 13.7.

                  SECTION V.5 Maintenance of Corporate Existence. So long as any of the Notes shall remain outstanding, the Company will at all times (except as otherwise provided or permitted in this Section 5.5 or elsewhere in this Indenture) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and franchises and the corporate existence and franchises of each Subsidiary; provided that nothing herein shall require the Company to continue the corporate existence or franchises of any Subsidiary if in the judgment of the Company it shall be necessary, advisable or in the interest of the Company to discontinue the same.

                  SECTION V.6 Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, the failure to pay or discharge of which would have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries taken as one enterprise; provided, however, that the Company shall not be required to pay or cause to be paid or discharged any such tax, assessment or governmental charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP consistently applied.

                  SECTION V.7 Maintenance of Properties. The Company will cause all properties owned or leased by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition and repair as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section shall prevent the Company from (i) discontinuing the use, operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Board of Directors of the Company or the Subsidiary concerned, or of any officer (or other agent employed by the Company or any Subsidiary) having managerial responsibility for such property, desirable in the conduct of its business or the business of any Subsidiary or (ii) selling any properties; provided that the proceeds of such sale shall be applied in accordance with
Section 5.13, if applicable.

                  SECTION V.8 Insurance. The Company shall provide or cause to be provided for itself and any Subsidiaries of the Company insurance (including appropriate self-insurance) with insurers, believed by the Company to be responsible, against loss or damage of the kinds customarily insured against by Persons similarly situated and owning like properties in the same general areas in which the Company or such Subsidiaries operate, unless such failure to provide or cause to be provided such insurance would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries taken as one enterprise.

                  SECTION V.9 Limitation on Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume, or directly or indirectly guarantee or in any other manner become directly or indirectly liable for the payment of, any Indebtedness (including any Acquired Indebtedness but excluding Permitted Indebtedness) unless at the time of such event and after giving effect thereto on a pro forma basis the Company's Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding such event, taken as one period, calculated on the assumption that (i) such Indebtedness had been incurred on the first day of such four-quarter period and
(ii) any acquisition or disposition by the Company and its Subsidiaries of any assets out of the ordinary course of business, or any company or business facility, in each case since the first day of its last four completed fiscal quarters, had been consummated on such first day of such four-quarter period, would have been at least 2.00 to 1.00.

                  For purposes of determining compliance with this covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories described in clauses (a) through (l) of the definition of Permitted Indebtedness as of the date of incurrence thereof or is entitled to be incurred pursuant to the first paragraph of this covenant as of the date of incurrence thereof, the Company shall, in its sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant and the payment of dividends on Redeemable Capital Stock in the form of additional shares of the same class of Redeemable Capital Stock will not be deemed an issuance of Redeemable Capital Stock.

                  SECTION V.10 Limitation on Restricted Payments. The Company will not, and will not permit any Subsidiary to, directly or indirectly:

                           (a) declare or pay any dividend on, or make any
                  distribution to holders of, any Capital Stock of the Company (other than dividends or distributions payable solely in shares of Qualified Capital Stock of the Company or in options, warrants or other rights to acquire Qualified Capital Stock of the Company);

                           (b) purchase, redeem, defease or otherwise acquire or
                  retire for value any Capital Stock of the Company or any Affiliate thereof (other than any Wholly Owned Subsidiary of the Company) or any option, warrant or other right to acquire such Capital Stock of the Company or any Affiliate thereof;

                           (c) make any principal payment on, or redeem,
                  repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, or maturity, any Subordinated Indebtedness; or

                           (d) make any Investment in any Person (other than any
                  Permitted Investment) unless the Person thereby becomes a Wholly Owned Subsidiary;

(such payments described in (a) through (d) collectively, "Restricted Payments"), unless at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution), (1) no Default or Event of Default shall have occurred and be continuing; and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an "event of default" under the terms of any Indebtedness of the Company or any Subsidiary; (2) immediately before and immediately after giving effect to such transaction on a pro forma basis, the Company could incur $1.00 of additional Indebtedness under Section 5.9 (other than Permitted Indebtedness); and (3) the aggregate amount of all Restricted Payments (plus, without duplication, dividends and distributions paid to any Person other than the Company, a Wholly Owned Subsidiary or a Permitted Joint Venture as permitted by Section 5.11 and any Restricted Payments made pursuant to clauses (i), (iv), (v) and (vi) of the succeeding paragraph) declared or made after the date hereof shall not exceed the sum of

                  (A) 50% of the Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on October 7, 1996 and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

                  (B) the aggregate Net Cash Proceeds received after October 7, 1996 by the Company as capital contributions to the Company;

                  (C) the aggregate Net Cash Proceeds received after October 7, 1996 by the Company from the issuance or sale (other than to any of its Subsidiaries) of shares of Capital Stock (other than Redeemable Capital Stock) of the Company or any options or warrants to purchase such shares (other than issuances in respect of clause (ii) of the subsequent paragraph) of Capital Stock (other than Redeemable Capital Stock) of the Company;

                  (D) the aggregate Net Cash Proceeds received after October 7, 1996 by the Company (other than from any of its Subsidiaries) upon the exercise of any options or warrants to purchase shares of Capital Stock of the Company;

                  (E) the aggregate Net Cash Proceeds received after October 7, 1996 by the Company for debt securities that have been converted into or exchanged for Qualified Capital Stock of the Company to the extent such debt securities are originally sold for cash plus the aggregate cash received by the Company at the time of such conversion or exchange; and

                  (F) other Restricted Payments in an aggregate amount not to exceed $10,000,000.

                  None of the foregoing provisions shall be deemed to prohibit the following Restricted Payments so long as in the case of clauses (ii), (iii),
(v) and (vi) there is no Default or Event of Default continuing:

                        (i) dividends paid within 60 days after the date of declaration if at the date of declaration, such payment would be permitted by the provisions of the preceding paragraph and such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by the provisions of the foregoing paragraph;

                       (ii) the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company or Subordinated Indebtedness in exchange for, or out of the net proceeds of, a substantially concurrent issue and sale (other than to a Subsidiary) of shares of Qualified Capital Stock of the Company; provided that any net proceeds from the issue and sale of such Qualified Capital Stock are excluded from clause 3(C) of the foregoing paragraph;

                      (iii) the redemption, repurchase, or other acquisition or retirement of Subordinated Indebtedness of the Company (other than Redeemable Capital Stock) made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Company so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount of the Indebtedness being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Indebtedness being so redeemed, repurchased, acquired or retired), (B) such Indebtedness is subordinated to Senior Indebtedness and the Notes at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value, (C) such Indebtedness has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Notes and (D) such Indebtedness has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Notes;

                       (iv) any purchase, redemption or other acquisition of Capital Stock of a Permitted Joint Venture from a physician or other healthcare provider which is required to be purchased, redeemed or otherwise acquired by applicable law;

                        (v) in addition to the transactions covered by clause
         (iv) of this paragraph, any purchase, redemption or other acquisition of Capital Stock of a Permitted Joint Venture; or

                       (vi) the making of any payment pursuant to any guarantee of Indebtedness of a Permitted Joint Venture.

                  SECTION V.11 Restrictions on Preferred Stock of Subsidiaries and Subsidiary Distributions. (a) The Company will not permit any Subsidiary to issue any Preferred Stock (other than Preferred Stock issued (i) prior to the date hereof or (ii) to the Company or a Wholly Owned Subsidiary (collectively, "Permitted Preferred Stock")), or permit any Person (other than the Company or a Wholly Owned Subsidiary) to own or hold any interest in any Preferred Stock of any Subsidiary, other than with respect to any Preferred Stock issued prior to the date hereof, unless a Subsidiary would be entitled to create, incur or assume Indebtedness pursuant to Section 5.9 in the aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued.

                  (b) The Company will not, and will not permit any Subsidiary to, declare or pay dividends or distributions on any Capital Stock of such Subsidiary to any Person (other than to the Company or any Wholly Owned Subsidiary or any lender in its capacity as a pledgee of Capital Stock of any Subsidiary under the Credit Facility); provided, that the foregoing shall not prohibit (i)(A) the Company or any Subsidiary from making any payment of dividends or distributions on the Capital Stock of any Subsidiary in the aggregate up to the amount of Restricted Payments that the Company could make at any time pursuant to Section 5.10; (B) the purchase, redemption, or other acquisition of the Capital Stock of a Permitted Joint Venture from a physician or other healthcare provider which is required to be purchased, redeemed or otherwise acquired by applicable law; or (C) the payment of pro rata dividends or distributions to holders of minority interests in the Capital Stock of a Subsidiary made in accordance with the terms of the agreement pursuant to which such payment is made; or (ii) in addition to the transactions covered by clause
(i)(B) of this paragraph, in the event no Default or Event of Default has occurred and is continuing, the purchase, redemption, or other acquisition of the Capital Stock of a Permitted Joint Venture.

                  SECTION V.12 Limitation on Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than a Wholly Owned Subsidiary or a Permitted Joint Venture) unless (i) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party and (ii) with respect to a transaction or series of related transactions involving payments in excess of $5,000,000 in the aggregate, the Company delivers an Officers' Certificate to the Trustee certifying that (x) such transaction complies with clause (i) above and (y) such transaction or series of related transactions shall have been approved by a majority of the independent directors of the Board of Directors of the Company; provided, however, that the foregoing restriction shall not apply to (a) any transaction or series of related transactions entered into prior to the date hereof, (b) the payment of reasonable and customary regular fees to directors of the Company or any of its Subsidiaries who are not employees of the Company or any Affiliate or
(c) the Company's employee compensation and other benefit arrangements.

                  SECTION V.13 Disposition of Proceeds of Asset Sales. (a) The Company will not, and will not permit any Subsidiary to, make any Asset Sale unless (i) the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale (as determined by the Board of Directors of the Company and evidenced in a board resolution whose determination shall be conclusive) and (ii) at least 75% of the proceeds from such Asset Sale when received consists of cash or Cash Equivalents; provided, however, any Asset Sale which constitutes a Permitted Investment under clause (vii) or (viii) of the definition of Permitted Investment shall not be subject to the condition set forth in clause (ii) of this sentence.

                  (b) If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any outstanding Senior Indebtedness as required by the terms thereof, or, if not so required to be applied, the Company determines not to apply such Net Cash Proceeds to the prepayment of such Senior Indebtedness or if no such Senior Indebtedness is outstanding, then the Company may within one year of the Asset Sale, invest (or enter into a legally binding agreement to invest) the Net Cash Proceeds in properties and assets that (as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Company, its Wholly Owned Subsidiaries or its Permitted Joint Ventures existing on the date hereof or in any Healthcare Related Business. If any such legally binding agreement to invest any Net Cash Proceeds is terminated, then the Company may invest such Net Cash Proceeds, prior to the end of such one-year period or six months from such termination, whichever is later, in the business of the Company, its Wholly Owned Subsidiaries or Permitted Joint Ventures or in any Healthcare Related Business as provided above. The amount of such Net Cash Proceeds neither used to repay or prepay Senior Indebtedness nor used or invested as set forth in this paragraph (after the periods specified in this paragraph) constitutes "Excess Proceeds."

                  (c) Subject to paragraph (f) below, when the aggregate amount of Excess Proceeds equals $10,000,000 or more, the Company shall apply the Excess Proceeds to the repayment of the Notes and other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture as follows: the Company shall make an offer to purchase (an "Offer") from all holders of the Notes and other pari passu Indebtedness in accordance with the procedures set forth herein and in such other pari passu Indebtedness in the maximum principal amount (expressed as a multiple of $1,000 in the case of the Notes) of Notes and such other pari passu Indebtedness that may be purchased out of an amount (the "Asset Sale Offer Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes and such other pari passu Indebtedness, and the denominator of which is the sum of the outstanding principal amount of the Notes and such other pari passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all Notes and such other pari passu Indebtedness tendered). The offer price shall be payable in cash in an amount equal to 100% of the principal amount of the Notes and such other pari passu Indebtedness plus accrued and unpaid interest, if any, to the date such Offer is consummated (the "Offered Price"), in accordance with the procedures set forth herein and in such other pari passu Indebtedness. To the extent that the aggregate Offered Price of the Notes and such other pari passu Indebtedness tendered pursuant to an Offer is less than the Asset Sale Offer Amount relating thereto (such shortfall constituting a "Deficiency"), the Company may use such Deficiency, or a portion thereof, in the business of the Company, its Wholly Owned Subsidiaries or its Permitted Joint Ventures or any Healthcare Related Business. Upon completion of the purchase of all the Notes and such other pari passu Indebtedness tendered pursuant to an Offer, the amount of Excess Proceeds shall be reset at zero.

                  (d) Whenever the Excess Proceeds received by the Company exceed $10,000,000, in the case of the Notes, such Excess Proceeds shall be set aside by the Company in a separate account pending (i) deposit with the Trustee or a Paying Agent of the amount required to purchase the Notes tendered in an Offer, (ii) delivery by the Company of the Offered Price to the holders of the Notes tendered in an Offer and (iii) application, as set forth above, of Excess Proceeds for general corporate purposes. Such Excess Proceeds may be invested in Temporary Cash Investments, provided that the maturity date of any investment made after the amount of Excess Proceeds exceeds $10,000,000 shall not be later than the Offer Date. The Company shall be entitled to any interest or dividends accrued, earned or paid on such Temporary Cash Investments. The Company shall apply the Excess Proceeds to the repayment of such other pari passu Indebtedness pursuant to an Offer in accordance with the provisions of such other pari passu Indebtedness.

                  (e) If the Company becomes obligated to make an Offer pursuant to clause (c) above, the Notes shall be purchased by the Company, at the option of the holder thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act, subject to proration in the event the amount of Excess Proceeds is less than the aggregate Offered Price of all Notes tendered and to satisfaction by or on behalf of the holder of the requirements set forth in clause (f) below.

                  (f) In the event that the Company shall be unable to purchase Notes from holders thereof in an Offer because of the provisions (i) of applicable law, (ii) of the Company's loan agreements, indentures or other contracts in existence on the date hereof, (iii) permitted to exist or become effective by subparagraph (h)(ii) below or (iv) of the Credit Facility, the Company need not make an Offer. The Company shall then be obligated to (i) invest the Excess Proceeds in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that (as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) will be used in the businesses of the Company, its Wholly Owned Subsidiaries or its Permitted Joint Ventures existing on the date hereof or in any Healthcare Related Business or (ii) apply the Excess Proceeds to repay Senior Indebtedness.

                  (g) The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, in connection with an Offer.

                  (h) The Company will not, and will not permit any Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under (i) Indebtedness as in effect on the date hereof or
(ii) any Senior Indebtedness existing on the date hereof or thereafter) that would materially impair the ability of the Company to make an Offer to purchase the Notes upon an Asset Sale or, if such Offer is made, to pay for the Notes tendered for purchase.

                  (i) Subject to paragraph (f) above, within 30 days after the date on which the amount of Excess Proceeds equals or exceeds $10,000,000, the Company shall send by first-class mail, postage prepaid, to the Trustee and to each Holder of the Notes, at his or her address appearing in the Note Register, a notice specifying, among other things:

                  (1) that the Holder has the right to require the Company to repurchase, subject to proration, such Holder's Notes at the Offered Price;

                  (2)  the Purchase Date;

                  (3) the instructions a Holder must follow in order to have its Notes purchased in accordance with paragraph (c) of this Section; and

                  (4) (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Sales otherwise described in the offering materials (or corresponding successor reports) (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required pursuant to Section 5.18), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such Reports, (iii) if material, appropriate pro forma financial information, and (iv) such other information, if any, concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed investment decision.

                  (j) Holders electing to have Notes purchased will be required to give notice and surrender such Notes to the Company at the address specified in the notice at least two Business Days prior to the Purchase Date. An election may be withdrawn before or after delivery by the Holder to the Company or its agent at the address specified in writing by the Company, by means of a written notice of withdrawal delivered by the Holder to the Company or its agent at any time prior to the close of business on two Business Days prior to the Purchase Date specifying, as applicable:

                  (1) the certificate number of the Note in respect of which such notice of withdrawal is being submitted;

                  (2) the principal amount of the Note (which shall be $1,000 or an integral multiple thereof) with respect to which such notice of withdrawal is being submitted; and

                  (3) the principal amount, if any, of such Note (which shall be $1,000 or an integral multiple thereof) that remains subject to the original notice of the Offer and that has been or will be delivered to the Company or its agent for purchase by the Company.

Holders will be entitled to withdraw their election if the Company receives, not later than two Business Days prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purpose by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Notes purchased.

                  (k) Not later than the Purchase Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Offer,
(ii) by 11 a.m. on the Business Day prior to the Purchase Date, deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 5.4(c)) an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the Purchase Date) sufficient to pay the aggregate Offered Price of all the Notes or portions thereof which are to be purchased on that date
(iii) deliver to the Paying Agent an Officers' Certificate stating the securities or portions thereof accepted for payment by the Company.

                  The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Offered Price; provided, however, that, to the extent that the aggregate amount of cash deposited by the Company with the Trustee in respect of an offer exceeds the aggregate Offered Price of the Notes or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and promptly after the Business Day following the Purchase Date the Trustee shall upon demand return any such excess to the Company together with interest or dividends, if any, thereon.

                  (l) Notes to be purchased shall, on the Purchase Date, become due and payable at the Offered Price and from and after such date (unless the Company shall default in the payment of the Offered Price) such Notes shall cease to bear interest. Such Offered Price shall be paid to such Holder promptly following the later of the Business Day following the Purchase Date and the time of delivery of such Note to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required. Upon surrender of any such Note for purchase in accordance with the foregoing provisions, such Note shall be paid by the Company at the Offered Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Purchase Date shall be payable to the Holders of such Notes, registered as such on the record dates according to the terms and the provisions of Section 2.3; provided further that Notes to be purchased are subject to proration in the event the Notes Amount is less than the aggregate Offered Price of all Notes tendered for purchase, with such adjustments as may be appropriate by the Trustee so that only Notes in denominations of $1,000 or integral multiples thereof, shall be purchased. If any Note tendered for purchase shall not be so paid upon surrender thereof, the principal thereto (and premium, if any, thereon) shall, until paid, bear interest from the Purchase Date at the rate borne by such Note. Any Note that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, one or more new Notes of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

                  SECTION V.14 Limitation on Liens Securing Subordinated Indebtedness. The Company will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Liens of any kind upon any of their respective assets or properties now owned or acquired after the date hereof or any income or profits therefrom securing (i) any Indebtedness of the Company which is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of the Company, unless the Notes are equally and ratably secured; provided that, if such Indebtedness which is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of the Company is expressly subordinate to the Notes, the Lien securing such subordinated or junior Indebtedness shall be subordinate and junior to the Lien securing the Notes with the same relative priority as such subordinated or junior Indebtedness shall have with respect to the Notes; provided, further, that this clause (i) shall not be applicable to any Liens securing any such Indebtedness which became Indebtedness of the Company pursuant to a transaction permitted under Article XII or Liens securing Acquired Indebtedness and, in each case, which Liens were in existence at the time of such transaction or incurrence of such Acquired Indebtedness (unless such Indebtedness was incurred in connection with, or in contemplation of, such transaction or incurrence of such Acquired Indebtedness), so long as such Liens do not extend to or cover any property or assets of the Company or any Subsidiary other than property or assets acquired in such transaction or securing such Acquired Indebtedness, or
(ii) any assumption, guarantee or other liability of any Subsidiary in respect of any Indebtedness of the Company which is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of the Company, unless the substantially similar assumption, guarantee or other liability of such Subsidiary in respect of the Notes is equally and ratably secured; provided that, if such subordinated Indebtedness is expressly by its terms subordinate or junior to the Notes, then the Lien securing the assumption, guarantee or other liability of such Subsidiary in respect of such subordinated or junior Indebtedness shall be subordinate and junior to the Lien securing the assumption, guarantee or other liability of such Subsidiary in respect of the Notes with the same relative priority as such subordinated or junior Indebtedness shall have with respect to the Notes; provided, further, that this clause (ii) shall not be applicable to Liens securing any such assumption, guarantee or other liability which existed at the time such Subsidiary became a Subsidiary and which Liens were in existence at the time of such transaction (unless such assumption, guarantee or other liability was incurred in connection with, or in contemplation of, such Person becoming a Subsidiary), so long as such Liens do not extend to or cover any property or assets of the Company or any Subsidiary other than the property or assets of such Person.

                  SECTION V.15 Limitation on Other Senior Subordinated Indebtedness. The Company will not create, incur, assume, guarantee or in any other manner become liable with respect to any Indebtedness, other than the Notes, that is subordinate in right of payment to any Senior Indebtedness, unless such Indebtedness is also pari passu with, or subordinate in right of payment to, the Notes pursuant to subordination provisions substantially similar to those contained herein.



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                                                                              53

                  SECTION V.16 Limitation on Issuance of Guarantees of Subordinated Indebtedness. (a) The Company will not permit any Subsidiary, directly or indirectly, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company which is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of the Company unless (i) such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a guarantee of payment of the Notes by such Subsidiary and (A) if any such assumption, guarantee or other liability is subordinated, the guarantee under the supplemental indenture shall be subordinated to the same extent as the Notes are subordinated to Senior Indebtedness of the Company under this Indenture and (B) if such subordinated or junior Indebtedness is by its terms expressly subordinated to the Notes, any such assumption, guarantee or other liability of such Subsidiary with respect to such subordinated or junior Indebtedness shall be subordinated to such Subsidiary's assumption, guarantee or other liability with respect to the Notes to the same extent as such subordinated or junior Indebtedness is subordinated or junior to the Notes under this Indenture; and (ii) such Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary as a result of any payment by such Subsidiary under its Guarantee.

                  (b) Each guarantee created pursuant to the provisions described in the foregoing paragraph is referred to as a "Guarantee" and the issuer of each such Guarantee is referred to as a "Guarantor." Notwithstanding the foregoing, any Guarantee by a Subsidiary of the Notes shall provide by its terms that it (together with any Liens arising from such Guarantee) shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Subsidiary, which is in compliance with this Indenture or (ii) the release or discharge of the assumption, guarantee or other liability which resulted in the creation of such Guarantee.



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                                                                              54

                  SECTION V.17 Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any Subsidiary to, create or otherwise cause or suffer to exist or become effective any restriction of any kind, on the ability of any Subsidiary to (i) pay dividends or make any other distribution on its Capital Stock to the Company or any other Subsidiary, (ii) pay any Indebtedness owed to the Company or any other Subsidiary, (iii) make any Investment in the Company or any other Subsidiary or (iv) transfer any of its property or assets to the Company or any other Subsidiary, except (a) any encumbrance or restriction existing under or by reasons of applicable law; (b) any encumbrance or restriction existing under or by reason of customary non-assignment provisions of any lease governing a leasehold interest of the Company, or any Subsidiary; (c) any restriction pursuant to an agreement in effect at or entered into on the date hereof as set forth in Schedule I hereto; (d) any restriction existing under the Credit Facility as in effect on the date hereof; (e) any restriction, with respect to a Subsidiary that is not a Subsidiary on the date hereof, in existence at the time such Person becomes a Subsidiary or created on the date it becomes a Subsidiary and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary; and (f) any restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the restrictions in the foregoing clauses (c) through (e), provided that the terms and conditions of any such restrictions are not materially less favorable to the holders of the Notes than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced (in the opinion of the Board of Directors of the Company whose determination shall be conclusive). Notwithstanding the foregoing, nothing in this Section 5.17 shall prohibit or restrict the creation, incurrence, assumption, suffering to exist or becoming effect of any Indebtedness or Liens upon any of the assets of the Company and its Subsidiaries, the pledge by the Company or any Subsidiary of any Capital Stock of any Subsidiary, the guarantee of any Indebtedness by any Subsidiary, in each case, in accordance with the other terms of this Indenture, or any action taken to exercise any remedy in respect of any such Indebtedness, Lien or pledge or to enforce such guarantee.

                  SECTION V.18 Provision of Financial Statements. As long as any of the Notes remain outstanding hereunder, the Company and any Guarantor will be required to file with the Commission the annual reports, quarterly reports and other information which the Company and the Guarantors, if any, are required to be filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act, whether or not the Company or any Guarantor has a class of securities registered under the Exchange Act. The Company and any Guarantor will supply without cost to each Holder of the Notes and file with the Trustee within fifteen days after the filing thereof in the Commission, copies of such annual reports, quarterly reports and any other such information.

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee=s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company=s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  SECTION V.19 Statement by Officers as to Default.

                  (a) The Company will deliver to the Trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each Fiscal Year of the Company ending after the date hereof, a written statement signed by two executive officers of the Company, one of whom shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not, after a review of the activities of the Company during such year or such quarter and of the Company's performance under this Indenture, to the best knowledge, based on such review, of the signers thereof, the Company has fulfilled all its obligations and is in compliance with all conditions and covenants under this Indenture throughout such year or quarter, as the case may be, and, if there has been a Default specifying each Default and the nature and status thereof.

                  (b) When any Default or Event of Default has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder or any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $1,000,000), the Company shall deliver to the Trustee by registered or certified mail or by facsimile transmission followed by hard copy an Officers' Certificate specifying such Default, Event of Default, notice or other action within five Business Days of its occurrence.

                  SECTION V.20 Waiver of Certain Covenants.

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                                                                              55

                  The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 5.6 through 5.12 and 5.15 through 5.19, if, before or after the time for such compliance, the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding waive such compliance in such instance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect

                  SECTION V.21 Further assurance. From time to time whenever reasonably demanded by the Trustee the Company will make, execute and deliver or cause to be made, executed and delivered any and all such further and other instruments and assurances as may be reasonably necessary or proper to carry out the intention of or to facilitate the performance of the terms of this Indenture or to secure the rights and remedies hereunder of the holders of the Notes.


                                   ARTICLE VI

                      NOTEHOLDERS' LISTS AND REPORTS BY THE
                             COMPANY AND THE TRUSTEE

                  SECTION VI.1 Company to furnish Trustee information as to names and addresses of Noteholders. The Company will furnish or cause to be furnished to the Trustee:

                  (a) semi-annually, not more than 15 days after each record date for the payment of interest, a list of the names and addresses of the Noteholders as of such record date;

                  (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; and

                  (c) after the consummation of the Exchange Offer, and subject to the second paragraph of Section 5.18 hereof, any other information as may be required from time to time in accordance with Section 312(a) of the Trust Indenture Act;

provided, however, that so long as the Trustee is the Note Registrar, no such list referred to in subsections (a) and (b) shall be required to be furnished.

                  SECTION VI.2 Preservation and disclosure of lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Notes (i) contained in the most recent list furnished to it as provided in Section 6.1 and (ii) received by it in the capacity of the paying agent (if so acting) and Note Registrar.

                   The Trustee may destroy any list furnished to it as provided in Section 6.1 upon receipt of a new list so furnished.



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                                                                              56

                  (b) In case three or more holders of Notes (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Note for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Notes with respect to their rights under this Indenture or under the Notes, and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election either

                  (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 6.2; or

                  (ii) inform such applicants as to the approximate number of holders of Notes whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 6.2, and as to the approximate cost of mailing to such Noteholders the form of proxy or other communication, if any, specified in such application.

                  If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Noteholder whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 6.2, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of Notes or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. After opportunity for hearing upon the objections specified in the written statement so filed, the Commission may enter an order either sustaining one or more of such objections or refusing to sustain any of them. If the Commission, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, said Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Noteholders with reasonable promptness after the entry of such order and the renewal of such tender, otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

                  (c) Each and every holder of the Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Paying Agent nor the Note Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Notes in accordance with the provisions of subsection (b) of this Section 6.2, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection
(b).

                  SECTION VI.3 Reports by the Trustee. (a) Within 60 days after each January 15 of each year, beginning in 2000, so long as there are any Notes outstanding hereunder, the Trustee shall transmit by mail to all Noteholders a brief report dated as of such January 15 with respect to any of the following events which may have occurred during the twelve months preceding the date of such report (but if no such event has occurred within such period, no report need be transmitted):

                  (1) any change to its eligibility under Section 8.9 and its qualification under Section 8.8;

                  (2) the creation of or any material change to a relationship specified in Section 310(b)(1) through Section 310(b)(10) of the Trust Indenture Act;

                  (3) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Notes, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to state such advances if such advances so remaining unpaid aggregate not more than 0.5 percent of the principal amount of the Notes outstanding on the date of such report;

                  (4) the amount, interest rate, and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Notes) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in paragraph (2), (3), (4) or (6) of subsection (b) of Section 311 of the Trust Indenture Act;

                  (5) any change to the property and funds, if any, physically in the possession of the Trustee (as such) on the date of such report;

                  (6) any additional issue of Notes which the Trustee has not previously reported; and

                  (7) any action taken by the Trustee in the performance of its duties under this Indenture which it has not previously reported and which in its opinion materially affects the Notes, except action in respect of a Default, notice of which has been or is to be withheld by it in accordance with the provisions of Section 8.14.

                  (b) The Trustee shall transmit to the Noteholders, as hereinafter provided, a brief report with respect to the character and amount of any advances made by the Trustee (as such) since the date of the last report transmitted pursuant to the provisions of subsection (a) of this Section 6.3 (or if no such report has yet been so transmitted, since the date of execution of this Indenture), for the reimbursement of which it claims or may claim a lien or charge prior to that of the Notes on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection
(b), except that the Trustee shall not be required to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of Notes outstanding at such time, such report to be transmitted within 90 days after such time.

                  (c) Reports pursuant to this Section 6.3 shall be transmitted by mail to all holders of Notes, as the names and addresses of such holders appear in the Note Register.

                  (d) A copy of each such report shall, at the time of such transmission to Noteholders, be furnished to the Company and be filed by the Trustee with each stock exchange upon which the Notes are listed and also with the Commission. The Company will notify the Trustee when and as the Notes become listed on any stock exchange.

                  (e) Notwithstanding the foregoing provisions of this Section 6.3, the foregoing provisions of this Section 6.3 shall not be operative as a part of this Indenture until this Indenture is qualified under the Trust Indenture Act, and, until such qualification, this Indenture shall be construed as if this Section 6.3 were not contained herein.

                  SECTION VI.4 Reports by the Company.

                  (a) The Company will, for so long as any Notes remain outstanding, furnish to the Noteholders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                  (b) Such reports shall be delivered to the Note Registrar and the Note Registrar will mail them at the Company's expense to the Noteholders at their addresses appearing in the Note Register maintained by the Note Registrar. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  (c) Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of Trust Indenture Act [Section] 314(a).

                  (d) The Company shall provide to the Trustee on a timely basis such information as the Trustee requires to enable the Trustee to prepare and file any form required to be submitted by the Company with the Internal Revenue Service and the Noteholders relating to original issue discount, including, without limitation, Form 1099-OID or any successor form.

                                   ARTICLE VII

                                    REMEDIES

                  SECTION VII.1 Events of Default. "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article III or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days;

                  (b) there shall be a default in the payment of the principal of (or premium, if any, on) any Note at its Stated Maturity;

                  (c) (i) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or of any Guarantor under this Indenture (other than a default in the performance or breach of a covenant or agreement which is specifically dealt with elsewhere in this Indenture) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes; (ii) there shall be a default in the performance or breach of the provisions of Article XII; (iii) the Company shall have failed to make or consummate an Offer in accordance with Section 5.13; or (iv) the Company shall have failed to make or consummate a Change in Control Offer in accordance with Section 4.5;

                  (d) one or more defaults shall have occurred under any agreements, indentures or instruments under which the Company or any Subsidiary then has outstanding Indebtedness in excess of $5,000,000 in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

                  (e) one or more judgments, orders or decrees for the payment of money in excess of $5,000,000, either individually or in the aggregate, shall be entered against the Company or any Subsidiary or any of their respective properties which is not fully covered by insurance, bond, surety or similar instrument and shall not be discharged and there shall have been a period of 60 days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

                  (f) the entry of a decree or order by a court having jurisdiction in the premises (i) for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any Bankruptcy Law or (ii) adjudging the Company or any Subsidiary a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Subsidiary or of any substantial part of any of their properties, or ordering the winding up or liquidation of any of their affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or



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                                                                              60

                  (g) the institution by the Company or any Subsidiary of a voluntary case or proceeding under any Bankruptcy Law or any other case or proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Subsidiary to the entry of a decree or order for relief in respect of the Company or any Subsidiary in any involuntary case or proceeding under any Bankruptcy Law or to the institution of bankruptcy or any insolvency proceedings against the Company or any Subsidiary, or the filing by the Company or any Subsidiary of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law, or the consent by it to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of any of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due or taking of corporate action by the Company or any Subsidiary in furtherance of any such action.

                  The Company shall deliver to the Trustee within five days after the occurrence thereof, written notice, in the form of an Officers' Certificate, of any Default, its status and what action the Company is taking or proposes to take with respect thereto.

                  SECTION VII.2 Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in Sections 7.1(f) and (g)) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes outstanding may, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the Notes outstanding shall, declare the principal of all the Notes to be due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest to the date the Notes become due and payable, by a notice in writing to the Company (and to the Trustee, if given by the Holders and, if the Credit Facility is in effect, to the Senior Representative with respect thereto), and upon any such declaration such principal shall become immediately due and payable. If an Event of Default specified in Sections 7.1(f) and (g) occurs and is continuing, then the principal of all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  At any time after such declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Notes outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

                  (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

                      (i) all sums paid or advanced by the Trustee under Section
                  8.6 and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

                      (ii) all overdue interest on all Notes,

                      (iii) the principal of and premium, if any, on any Notes
                  which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and

                      (iv) to the extent that payment of such interest is
                  lawful, interest upon overdue interest at the rate borne by the Notes; and

                  (b) all Events of Default, other than the non-payment of principal of Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon provided in Section 7.13.

                  SECTION VII.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

                  The Company and any Guarantor covenant that if

                  (a) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

                  (b) default is made in the payment of the principal of or premium, if any, on any Note at the stated maturity thereof,

                  (c) the Company and any such Guarantor will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, subject to
Article III, the whole amount then due and payable on such Notes for principal and premium, if any, and interest, with interest upon the overdue principal and premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  If the Company or any Guarantor, as the case may be, fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any Guarantor or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any Guarantor or any other obligor upon the Notes, wherever situated.

                  If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture or the Guarantees by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, including, seeking recourse against any Guarantor pursuant to the terms of any Guarantee, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy, including, without limitation, seeking recourse against any Guarantor pursuant to the terms of a Guarantee, or to enforce any other proper remedy, subject however to Section 7.12.

                  SECTION VII.4 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor, including each Guarantor, upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (a) to file and prove a claim for the whole amount of principal, and premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                  (b) subject to Article III, to collect and receive any moneys or other property payable or deliverable on any such claims and claims and to distribute the same;

and any custodian, in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.6.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION VII.5 Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect to which such judgment has been recovered.



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                  SECTION VII.6 Application of Money Collected. Any money
collected by the Trustee pursuant to this Article or otherwise on behalf of the Holders or the Trustee pursuant to this Article or through any proceeding or any arrangement or restructuring in anticipation or in lieu of any proceeding contemplated by this Article shall be applied, subject to applicable law, in the following order, at the date or dates taxed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST: To the payment of all amounts due the Trustee under
         Section 8.6;

                  SECOND: Subject to Article III, to the payment of the amounts then due and unpaid upon the Notes for principal, premium, if any, and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest; and

                  THIRD: Subject to Article III, the balance, if any, to the Person or Persons entitled thereto, including the Company, provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

                  SECTION VII.7 Limitation on Suits. Subject to Section 7.8, no Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                  (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                  (b) the Holders of not less than 25% in principal amount of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (c) such Holder or Holders have offered to the Trustee an indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Notes;



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                                                                              64

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Guarantee to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner provided in this Indenture or any Guarantee and for the equal and ratable benefit of all the Holders.

                  SECTION VII.8 Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right on the terms stated herein, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 2.3) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date, or, in the case of a Change in Control Offer, on the Change in Control Purchase Date, or, in the case of an Offer in respect of Excess Proceeds, on the Purchase Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder, subject to Article III.

                  SECTION VII.9 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or the Guarantees and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, each of the Guarantors, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                  SECTION VII.10 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  SECTION VII.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                  SECTION VII.12 Control by Holders. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

                  (a) such direction shall not be in conflict with any rule of law or with this Indenture or any Guarantee or expose the Trustee to personal liability; and

                  (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                  SECTION VII.13 Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default

                  (a) in the payment of the principal of, premium, if any, or interest on any Note, or

                  (b) in respect of a covenant or provision hereof which under
Article XI cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

                  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                  SECTION VII.14 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption, on or after the Redemption Date).

                  SECTION VII.15  Waiver of Stay, Extension or Usury Laws.

                  Each of the Company and any Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of, premium, if any, or interest on the Notes contemplated herein or in the Notes or which may affect the covenants or the performance of this Indenture; and each of the Company and any Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


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                                                                              66

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

                  SECTION VIII.1 Duties and responsibilities of Trustee.

                  (a) Except during the continuance of an Event of Default:

                           (i) the Trustee undertakes to perform such duties and only such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

                  (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (c) Except as specifically set forth in Section 3.14 herein, no provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                                    (i) this subsection shall not be construed
         to limit the effect of subsection (a) of this Section 8.1;

                                    (ii) the Trustee shall not be liable for any
         error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                                    (iii) the Trustee shall not be liable with
         respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority or, in the case of any direction delivered pursuant to
         Section 7.2, 25% in principal amount of the Notes at the time outstanding (determined as provided in Section 9.3, 9.4 or 9.5) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and



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                                                                              67

                                    (iv) no provision contained in this
         Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if the Trustee reasonably believes that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (d) The Trustee shall not be required to take notice or to be deemed to have notice of any Default or Event of Default hereunder except (i) upon the failure by the Company to pay (or cause to be paid) any payments to be made to the Trustee required to be made to the Trustee pursuant to the provisions of this Indenture and (ii) if the Trustee is serving as Paying Agent, upon the failure by the Company to pay (or cause to be paid) any payments to be made to the Paying Agent required to be made to the Paying Agent pursuant to the terms of this Indenture, unless the Trustee is specifically notified in writing of such Default or Event of Default by the Company or the Holders of at least 25% in aggregate principal amount of outstanding Notes.

                  (e) Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and, upon qualification of this Indenture under the Trust Indenture Act, the Trust Indenture Act.

                   SECTION VIII.2 Reliance on document, opinions, etc. Subject to the provisions of Section 8.1:

                           (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                           (b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an instrument signed in the name of the Company by (i) the Chief Executive Officer, the President or any Vice President and (ii) the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of the Company may be evidenced to the Trustee by a copy thereof certified by the Secretary or any Assistant Secretary of the Company;

                           (c) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;



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                                                                              68

                           (d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by or pursuant to this Indenture at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; but nothing herein contained shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                           (e) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

                           (f) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note, other evidence of indebtedness or other paper or document, unless requested in writing so to do by the holders of not less than a majority in aggregate principal amount of the Notes then outstanding (determined as provided in Section 9.4 or 9.5); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand; and

                           (g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys. The Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                  SECTION VIII.3 No responsibility for recitals, etc. The recitals contained herein and in the Notes (other than the certificate of authentication on the Notes) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any of the Notes or of the proceeds of such Notes, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture, or for the use or application of any moneys received by any Paying Agent other than the Trustee. The Trustee shall not be responsible for (or accountable for) determining whether transferees are QIBs, non-U.S. Persons within the meaning of Regulation S or Institutional Accredited Investors, and the Trustee shall be entitled to conclusively rely upon Officers' Certificates, certificates of transferees and Opinions of Counsel relating to the same and whether the Notes are Restricted Securities.



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                                                                              69

                  SECTION VIII.4 Trustee, Paying Agent or Note Registrar may own Notes. The Trustee, any Paying Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent or Note Registrar.

                  SECTION VIII.5 Moneys received by Trustee to be held in trust without interest. Subject to the provisions of Section 13.6 and Article III, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree with the Company to pay thereon.

                   SECTION VIII.6 Compensation and expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to such compensation as the Company and the Trustee shall from time to time agree in writing, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee (including as the Paying Agent and the Note Registrar) in connection with the acceptance or administration of its trust under this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee and any director, officer, employee or agent of the Trustee for any loss, liability or expense (including without limitation costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any act or omission on the part of the Trustee with respect to this Indenture or the Notes (other than any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence of the Trustee in the performance of its duties hereunder). The obligations of the Company under this Section 8.6 to compensate the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust by the Trustee pursuant to Article XIII for the payment of principal of or premium, if any, or interest on particular Notes.

                  SECTION VIII.7 Right of Trustee to rely on Officers' Certificate where no other evidence specifically prescribed. Subject to the provisions of Section 8.1, whenever in the administration of the provisions of this Indenture, the Trustee shall deem it necessary or desirable that a matter to be proved or established prior to taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such Certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.



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                                                                              70

                   SECTION VIII.8 Conflicting interest of Trustee. The Trustee shall be subject to the provisions of Section 310(b) of the Trust Indenture Act notwithstanding that this Indenture may not be qualified under the Trust Indenture Act. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.

                  SECTION VIII.9 Requirements for eligibility of Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia authorized under such laws to exercise corporate trust powers, having a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000, subject to supervision or examination by Federal, state, territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. This Indenture shall always have a Trustee who satisfies the requirements of Sections 310(a)(1) and (5) of the Trust Indenture Act. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.9, the Trustee shall resign immediately in the manner and with the effect specified in this Article.

                  SECTION VIII.10 Resignation or removal of Trustee. (a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 8.11.

                  (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (c) The Trustee may be removed at any time by the holders of a majority in principal amount of the outstanding Notes by written notice, delivered to the Trustee and to the Company.

                  (d) If at any time:

                           (1) the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act with respect to the Notes after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six months, or



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                                                                              71

                           (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.9 and shall fail to resign after written request therefor by the Company or by any such Noteholder, or

                           (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.14, any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the trustee and appoint a successor trustee.

                  (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Company shall promptly appoint a successor trustee. If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor trustee shall be appointed by the holders of a majority in principal amount of the Notes outstanding by written notice delivered to the Company and the retiring trustee, the successor trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor trustee and supersede the successor trustee appointed by the Company. If no successor trustee shall have been so appointed by the Company or the Noteholders and accepted appointment in the manner hereinafter provided, subject to Section 7.14, any Noteholder who has been a bona fide holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee.

                  (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Noteholders as their names and addresses appear in the Note Register. Each notice shall include the name of the successor trustee and the address of its principal Corporate Trust Office.



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                                                                              72

                  SECTION VIII.11 Acceptance by successor to Trustee; notice of succession of a Trustee. Any successor trustee appointed as provided in Section
8.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties, trusts and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.6, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property of funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section 8.6.

                  No successor trustee shall accept appointment as provided in this Section 8.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 8.8 and eligible under the provisions of Section 8.9.

                  Upon acceptance of appointment by a successor trustee as provided in this Section 8.11, the Company shall mail to the Noteholders by first-class mail notice thereof. If the Company fails to mail such notice within 30 days after acceptance of appointment by the successor trustee, the successor trustee shall, in its discretion, cause such notice to be mailed at the expense of the Company.

                   SECTION VIII.12 Successor to Trustee by merger, consolidation or succession to business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger or conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be qualified under the provisions of Section 8.8 and eligible under the provisions of Section 8.9, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor trustee; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                  SECTION VIII.13 Limitations on rights of Trustee as a creditor. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).



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                                                                              73

                  SECTION VIII.14 Notice of Defaults. If a Default occurs and is continuing, the Trustee shall mail to Noteholders a notice of the Default within 90 days after it occurs. Except in the case of a Default in payment on any Note (including the failure to make a mandatory redemption, if any, pursuant thereto), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.


                                   ARTICLE IX

                           CONCERNING THE NOTEHOLDERS

                  SECTION IX.1 Evidence of action by Noteholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver or the taking of any other action), the fact that the holders of such specified percentage, determined as of the time such action was taken or, if a record date was set with respect thereto pursuant to Section 9.5, as of such record date, have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Notes voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article X, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders.

                  SECTION IX.2 Proof of execution of instruments and of holding of Notes. Subject to the provisions of Sections 8.1, 8.2 and 10.5, proof of the execution of any instrument by a Noteholder or his agent or proxy shall be sufficient if made in accordance with the provisions set forth herein.

                  The ownership of Notes shall be proved by the Note Register, or by a certificate of the registrar thereof.

                  The record of any Noteholders' meeting shall be proved in the manner provided in Section 10.5.

                  SECTION IX.3 Who may be deemed owners of Note. Prior to due presentation for registration of transfer, the Company, the Trustee, any Paying Agent, and any Note Registrar may deem and treat the person in whose name any Note shall be registered in the Note Register as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purposes of receiving payment of or on account of the principal of and premium, if any, and interest on such Note, for all purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to, or upon the order of, any such holder, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Note.



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                                                                              74

                  SECTION IX.4 Notes owned by Company or controlled by controlling persons disregarded for certain purposes. In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any demand, direction, request, notice, consent, waiver or other action under this Indenture, Notes which are owned by the Company or any other obligor on the Notes or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination, provided that for the purposes of determining whether the Trustee shall be protected in relying on any such demand, direction, request, notice, consent or waiver, only Notes which the Note Register states are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.4, if, subject to Section 8.2, any pledgee shall demonstrate to the Trustee the pledgee's right to vote such Notes and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

                  SECTION IX.5 Record date for action by Noteholders. Whenever in this Indenture it is provided that holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action), other than any action taken at a meeting of Noteholders called pursuant to Article X, the Company, pursuant to a resolution of its Board of Directors, or the holders of at least ten percent in aggregate principal amount of the Notes then outstanding, may fix the record date by mailing notice thereof (the record date so fixed to be a Business Day not less than 15 nor more than 20 days after the date on which such written notice shall be given) to the Trustee. If a record date is fixed according to this Section 9.5, only persons shown as Noteholders in the Note Register at the close of business on the record date so fixed shall be entitled to take the requested action and the taking of any such action by the holders on the record date of the required percentage of the aggregate principal amount of the Notes shall be binding on all Noteholders, provided that the taking of the requested action by the holders on the record date of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action shall have been evidenced to the Trustee, as provided in Section 9.1, not later than 180 days after such record date.

                  SECTION IX.6 Instruments executed by Noteholders bind future holders. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.1, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its principal corporate trust office and upon proof of holding as provided in Section 9.2, revoke such action so far as concerns such Note. Except as aforesaid any such action taken by the holder of any Note and any direction, demand, request, waiver, consent, vote or other action of the holder of any Note which by any provisions of this Indenture is required or permitted to be given shall be conclusive and binding upon such holder and upon all future holders and owners of such Note, and of any Note issued in lieu thereof, irrespective of whether or not any notation in regard thereto is made upon such Note. Any action taken by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action shall be conclusively binding upon the holders of all the Notes.


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                                                                              75


                                    ARTICLE X

                              NOTEHOLDERS MEETINGS

                  SECTION X.1 Purposes for which meetings may be called. A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article X for any of the following purposes:

                      (i) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article VII;

                     (ii) to remove the Trustee and appoint a successor trustee pursuant to the provisions of Article VIII;

                    (iii) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.2; or

                     (iv) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provisions of this Indenture or under applicable law.

                  SECTION X.2 Manner of calling meetings; record date. The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 10.1, to be held at such time and at such place in The City of New York, State of New York, as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed not less than 30 nor more than 60 days prior to the date fixed for the meeting to such Noteholders at their addresses as such addresses appear in the Note Register. For the purpose of determining Noteholders entitled to notice of any meeting of Noteholders, the Trustee shall fix in advance a date as the record date for such determination, such date to be a business day not more than ten days prior to the date of the mailing of such notice as hereinabove provided. Only persons in whose name any Note shall be registered in the Note Register at the close of business on a record date fixed by the Trustee as aforesaid, or by the Company or the Noteholders as in Section 10.3 provided, shall be entitled to notice of the meeting of Noteholders with respect to which such record date was so fixed.



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                                                                              76

                  SECTION X.3 Call of meeting by Company or Noteholders. In case at any time the Company, pursuant to a resolution of its Board of Directors or the holders of at least ten percent in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders to take any action authorized in Section 10.1 by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of such meeting within 20 days after receipt of such request, then the Company or the holders of Notes in the amount above specified, as the case may be, may fix the record date with respect to, and determine the time and the place in The City of New York for, such meeting and may call such meeting to take any action authorized in Section 10.1, by mailing notice thereof as provided in Section 10.2. The record date fixed as provided in the preceding sentence shall be set forth in a written notice to the Trustee and shall be a business day not less than 15 nor more than 20 days after the date on which such notice is sent to the Trustee.

                  SECTION X.4 Who may attend and vote at meetings. Only persons entitled to receive notice of a meeting of Noteholders and their respective proxies duly appointed by an instrument in writing shall be entitled to vote at such meeting. The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel. When a determination of Noteholders entitled to vote at any meeting of Noteholders has been made as provided in this Section, such determination shall apply to any adjournments thereof.

                  SECTION X.5 Manner of voting at meetings and record to be kept. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballots on each of which shall be subscribed the signature of the Noteholder or proxy casting such ballot and the identifying number or numbers of the Notes held or represented in respect of which such ballot is cast. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.2. The record shall show the identifying numbers of the Notes voting in favor of or against any resolution. Each counterpart of such record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the counterparts shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.

                  Any counterpart record so signed and verified shall be conclusive evidence of the matters therein stated and shall be the record referred to in clause (b) of Section 9.1.

                  SECTION X.6 Exercise of rights of Trustee and Noteholders not to be hindered or delayed. Nothing in this Article X contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hinderance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

                                   ARTICLE XI

                             SUPPLEMENTAL INDENTURES

                  SECTION XI.1 Purposes for which supplemental Indentures may be entered into without consent of Noteholders. The Company, when authorized by a resolution of the Board of Directors, and the Trustee may from time to time and at any time, without notice to or the consent of any Noteholders, enter into an indenture or indentures supplemental hereto (which shall comply with the provisions of the Trust Indenture Act as then in effect) for one or more of the following purposes:

                  (a) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company herein and in the Notes pursuant to Article XII;

                  (b) to add to the covenants of the Company such further covenants, restrictions or conditions as its Board of Directors shall consider to be for the protection of the holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

                  (c) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture or any supplemental indenture, provided that such actions shall not be materially inconsistent with the terms of this Indenture and shall not adversely affect the interests of the holders of the Notes;

                  (d) to provide for the issuance under this Indenture of Notes, whether or not then outstanding, in coupon form (including signatures registrable as to principal only) and to provide for exchangeability of such Notes with Notes issued hereunder in fully registered form and to make all appropriate changes for such purpose;

                  (e) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

                  (f) to provide for the issuance of the Exchange Notes (which will have terms identical in all material respects to the Initial Notes except that the transfer restrictions contained in the Initial Notes will be modified or eliminated, as appropriate, and the Exchange Notes will not have provisions with respect to interest rate increases as provided in the Registration Rights Agreement), and which will be treated together with any outstanding Initial Notes as a single class of Notes under the Indenture.

                  The Trustee is hereby authorized to join with the Company in the execution and delivery of any such supplemental indenture, to make any further appropriate agreement and stipulations which may be therein contained and to accept the conveyance, transfer, mortgage, pledge or assignment of any property thereunder, provided that if any such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

                  Any supplemental indenture authorized by the provisions of this Section 11.1 may be executed by the Company and the Trustee without notice to or the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 11.2.

                  SECTION XI.2 Modification of Indenture with consent of holders of 51 percent in principal amount of Notes. With the consent (evidenced as provided in Section 9.1) of the holders of not less than 51 percent in aggregate principal amount of the Notes at the time outstanding (determined as provided in Section 9.4), or, if a record date is set with respect to such consent in accordance with Section 9.5, as of such record date, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall comply with the provisions of the Trust Indenture Act as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided, however, that without the consent of the holder of each outstanding Note, no such supplemental indenture shall (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date); (ii) amend, change or modify the obligation of the Company to make and consummate a Change in Control Offer in the event of a Change in Control or make and consummate the Offer with respect to any Asset Sales or modify any of the provisions or definitions with respect thereto; (iii) reduce the percentage in principal amount of outstanding Notes, the consent of whose holders is required for any such supplemental indenture or the consent of whose holders is required for any waiver of compliance in this Indenture or certain Defaults in this Indenture and their consequences provided for in this Indenture or with respect to any Guarantee; (iv) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby; (v) except as otherwise permitted under Article XII, consent to the assignment or transfer by the Company or any Guarantor of any of their rights and obligations under this Indenture; or (vi) modify any of the provisions of Article III or any Guarantee in a manner adverse to the holders of the Notes.

                  Upon the request of the Company, accompanied by a copy of a resolution of its Board of Directors certified by the Secretary or an Assistant Secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution and delivery of such supplemental indenture, provided that if such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

                  It shall not be necessary for the consent of the Noteholders under this Section 11.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

                  Promptly after the execution and delivery by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this
Section 11.2, the Company shall mail a notice to the Noteholders, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture. Copies of any supplemental indenture shall be available for inspection by any Noteholder at the principal corporate trust office of the Trustee.

                  SECTION XI.3 Effect of supplemental indentures. Upon the execution and delivery of any supplemental indenture pursuant to the provisions of this Article XI, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

                  SECTION XI.4 Conformity with Trust Indenture Act. From the date this Indenture is qualified under the Trust Indenture Act, every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

                  SECTION XI.5 Notes may bear notation of changes by supplemental indentures. Notes authenticated and delivered after the execution and delivery of any supplemental indenture pursuant to the provisions of this
Article XI, or after any action taken at a Noteholders' meeting pursuant to
Article X, may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture or as to any action taken at any such meeting. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Notes then outstanding. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such supplemental indenture or Noteholders' meeting.

                  SECTION XI.6 Officers' Certificate and Opinion of Counsel. In connection with the execution of any supplemental indenture, the Trustee shall receive and, subject to the provisions of Sections 8.1 and 8.2, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized and permitted by this Indenture (including, without limitation, Section 11.7) as conclusive evidence that any such supplemental indenture complies with the provisions of this Article XI.

                  SECTION XI.7 Modification of Indenture with consent of holders of Senior Indebtedness. No amendment, supplement or other modification may be made to any provision of this Indenture (including any definition included in Article I or elsewhere herein) that adversely affects the rights under Article III or under any other provision of this Indenture of any holder of Senior Indebtedness unless the holders of Senior Indebtedness expressly consent in writing thereto.


                                   ARTICLE XII

                         CONSOLIDATION, MERGER AND SALE

                  SECTION XII.1 Merger and Sale of Assets, etc. (a) The Company shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer or lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any Person or group of affiliated Persons, or permit any of its Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, transfer, lease or disposal of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

                        (i) either (A) the Company shall be the continuing corporation, or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer, lease or disposition the properties and assets of the Company, substantially as an entirety (the "Surviving Entity") shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, in either case, expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and hereunder, and this Indenture shall remain in full force and effect;

                       (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or a Subsidiary which becomes the obligation of the Company or any of its Subsidiaries in connection with or as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

                      (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Company (or the Surviving Entity if the Company is not the continuing obligor hereunder) is at least equal to the Consolidated Net Worth of the Company immediately before such transaction;

                       (iv) immediately before and immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or a Subsidiary which becomes the obligation of the Company or any of its Subsidiaries in connection with or as a result of such transaction as having been incurred at the time of such transaction), the Company (or the Surviving Entity if the Company is not the continuing obligor hereunder) could incur $1.00 of additional Indebtedness under Section
         5.9 (other than Permitted Indebtedness);

                        (v) each Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee of the Notes shall apply to such person's obligations hereunder and the Notes; and

                       (vi) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger, transfer, lease or disposition and such supplemental indenture comply with the terms of this Indenture.

                  (b) Each Guarantor, if any (other than any Subsidiary whose Guarantee is being released pursuant to Section 5.16 as a result of such transaction), shall not, and the Company will not permit a Guarantor to, in a single transaction or through a series of related transactions, merge or consolidate with or into any other corporation or other entity (other than the Company or any Guarantor), or sell, assign, convey, transfer, lease or otherwise dispose of its properties and assets on a consolidated basis substantially as an entirety to any entity unless

                        (i) either (A) such Guarantor shall be the continuing corporation or partnership or (B) the entity (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or the entity which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of such Guarantor substantially as an entirety shall be a corporation or partnership organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by an indenture supplemental to this Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Guarantor under the Notes and hereunder;

                       (ii) immediately before and immediately thereafter (and treating any Indebtedness not previously an obligation of the Company or a Subsidiary which becomes the obligation of the Company or any of its Subsidiaries in connection with or as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

                      (iii) such Guarantor shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with this Indenture, and thereafter all obligations of the predecessor shall terminate.

                  (c) Notwithstanding the foregoing, any Wholly Owned Subsidiary may (i) merge or consolidate with or into any other Wholly Owned Subsidiary or the Company or (ii) sell, assign, convey, transfer, lease, or otherwise dispose of all or substantially all of its properties and assets to any other Wholly Owned Subsidiary or the Company; provided, that (x) any Person surviving any such merger or consolidation with a Guarantor or which acquires substantially all of the assets of any Guarantor (the "Acquisition Survivor") shall expressly assume by a supplemental indenture or guarantee executed and delivered to the Trustee, in form satisfactory to the Trustee, any obligations of such Subsidiary to guarantee the obligations owing hereunder; and (y) the Acquisition Survivor shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that the transaction and the supplemental guarantee or indenture executed in connection therewith comply with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

                  SECTION XII.2 Successor Substituted. Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company or any Guarantor in accordance with the immediately preceding paragraphs, the successor Person formed by such consolidation or into which the Company or such Guarantor, as the case may be, is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Indenture and/or the Guarantees, as the case may be, with the same effect as if such successor had been named as the Company or such Guarantor, as the case may be, herein and/or in the Guarantees, as the case may be. When a successor assumes all the obligations of its predecessor under this Indenture, the Notes or a Guarantee, as the case may be, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Notes or a Guarantee, as the case may be.

                  SECTION XII.3 Opinion of Counsel. The Trustee, subject to the provisions of Sections 8.1 and 8.2, may receive and rely on an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption, complies with the provisions of this
Article XII.

                                  ARTICLE XIII

                    SATISFACTION AND DISCHARGE OF INDENTURE;
                                UNCLAIMED MONEYS

                  SECTION XIII.1 Legal Defeasance and Covenant Defeasance of the Notes.

                        (a) The Company may, at its option by Board resolution, at any time, with respect to the Notes, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes upon compliance with the conditions set forth in paragraph (d).

                        (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company and any Guarantor shall be deemed to have been released and discharged from its obligations with respect to the outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of the Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due and (ii) obligations listed in Section 13.3.

                        (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company and any Guarantor shall be released and discharged from its obligations under any covenant contained in
Article XII and in Sections 4.5 and 5.3 through 5.22 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Notes shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Notes, the Company (each Guarantor, if any) may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 7.1(c), nor shall any event referred to in Section 7.1(d) or 7.1(e) thereafter constitute a Default or an Event of Default thereunder but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

                        (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes:

                        (i) The Company shall have irrevocably deposited in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance satisfactory to the Trustee, cash or U.S. Government Obligations maturing as to principal and interest at such times, or a combination thereof, in such amounts as are sufficient, without consideration of the reinvestment of such interest and after payment of all Federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, to pay the principal of, premium, if any, and interest on the outstanding Notes on the dates on which any such payments are due and payable in accordance with the terms of this Indenture and of the Notes;

                       (ii) (A) No Event of Default shall have occurred or be continuing on the date of such deposit, and (B) no Default or Event of Default under Section 7.1(f) or 7.1(g) shall occur on or before the 123rd day after the date of such deposit;

                      (iii) Such deposit will not result in a Default under this Indenture or a breach or violation of, or constitute a default under, any other instrument or agreement to which the Company or any Guarantor is a party or by which it or its property is bound;

                       (iv) In the case of a legal defeasance under paragraph
         (b) above, the Company has delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and, in the case of a covenant defeasance under paragraph (c) above, the Company shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

                        (v) The Holders shall have a perfected security interest under applicable law in the cash or U.S. Government Obligations deposited pursuant to Section 13(d)(i) above;

                       (vi) The Company shall have delivered to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that, after the passage of 123 days following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally;

                      (vii) such defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company or any Guarantor; and

                     (viii) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 13.1 have been complied with; provided, however, that no deposit under clause (d)(i) above shall be effective to terminate the obligations of the Company or any Subsidiary Guarantor under the Notes or this Indenture prior to 123 days following any such deposit.

                  In connection with the issuance of debt securities the proceeds of which will be used to redeem all the Notes then outstanding, none of Sections 5.9, 5.10 and 5.14 shall be violated by the issuance of such debt securities to the extent the Company complies with all of the provisions of this
Section 13.1(d) other than Section 13.1(d)(ii)(B).

                  SECTION XIII.2 Termination of Obligations upon Cancellation of the Notes. In addition to the Company's rights under Section 13.1, the Company may terminate all of its obligations under this Indenture (subject to Section 13.3) when:

                   (a) (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7) have been delivered to the Trustee for cancellation;

                       (ii) the Company has paid or caused to be paid all other sums payable hereunder and under the Notes by the Company; and

                      (iii) the Company has delivered to the Trustee an Officers' Certificate, stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with; or

                  (b) (i) the Notes not previously delivered to the Trustee for cancellation will have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption under arrangements satisfactory to the Trustee upon delivery of notice; (ii) the Company will have irrevocably deposited with the Trustee, as trust funds, cash, in an amount sufficient to pay principal of and interest on the outstanding Notes, to maturity or redemption, as the case may be; (iii) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument pursuant to which the Company or any Subsidiary is a party or by which it or its property is bound; and (iv) and the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions related to such defeasance have been complied with.

                  SECTION XIII.3 Survival of Certain Obligations. Not-withstanding the satisfaction and discharge of this Indenture and of the Notes referred to in Section 13.1 or 13.2, the respective obligations of the Company, and the Trustee under Sections 2.4, 2.5, 2.7, 2.8, 2.9, 2.10, 2.11, 5.2, 6.1, 7.8, 7.14, 8.6, 8.10, 13.5, 13.6 and 13.7 and shall survive until the
Notes are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.14, 8.6, 13.5, 13.6 and 13.7 shall survive. Nothing contained in this Article XIII shall abrogate any of the obligations or duties of the Trustee under this Indenture.

                  SECTION XIII.4 Acknowledgment of Discharge by Trustee. Subject to Section 13.7, after (i) the conditions of Section 13.1 or 13.2 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 13.3.

                  SECTION XIII.5 Application of Trust Assets. The Trustee shall hold any cash or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Section 13.1 or 13.2, as the case may be. The Trustee shall apply the deposited cash or the U.S. Government Obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 13.1 or 13.2, as the case may be, to the payment of principal of, premium, if any, and interest on the Notes. The cash or U.S. Government Obligations so held in trust and deposited with the Trustee in compliance with Section 13.1 or 13.2, as the case may be, shall not be part of the trust estate under this Indenture, but shall constitute a separate trust fund for the benefit of all Holders entitled thereto.

                  SECTION XIII.6 Repayment to the Company; Unclaimed Money. Upon termination of the trust established pursuant to Section 13.1 or 13.2, as the case may be, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess cash or U.S. Government Obligations held by them. Additionally, if money for the payment of principal, premium, if any, or interest remains unclaimed for six years, the Trustee and the Paying Agents will pay the money back to the Company forthwith. After that, all liability of the Trustee and such Paying Agents with respect to such money shall cease.

                  The Trustee and the Paying Agent shall pay to the Company upon request, and, if applicable, in accordance with the irrevocable trust established pursuant to Section 13.1 or 13.2, any cash or U.S. Government Obligations held by them for the payment of principal of, premium, if any, or interest on the Notes that remain unclaimed for two years after the date on which such payment shall have become due. After payment to the Company, Holders entitled to such payment must look to the Company for such payment as general creditors unless an applicable abandoned property law designates another person.

                  SECTION XIII.7 Reinstatement. If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with
Section 13.1 or 13.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.1 or 13.2 until such time as the Trustee or Paying Agent is permitted to apply all such cash or U.S. Government Obligations in accordance with Section 13.1 or 13.2, as the case may be; provided that if the Company makes any payment of principal of, premium, if any, or interest on any Notes following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or the Paying Agent.


                                   ARTICLE XIV

                IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS
                                  AND DIRECTORS

                  SECTION XIV.1 Incorporators, stockholders, officers and directors of Company or any Guarantor (other than the Company) exempt from individual liability. No recourse under or upon any obligation, covenant or agreement of this Indenture or any indenture supplemental hereto or of any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any Guarantor (other than the Company) or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors, as such, of the Company or any Guarantor (other than the Company) or of any successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Notes.


                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

                  SECTION XV.1 Successors and assigns of Company bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

                  SECTION XV.2 Acts of board, committee or officer of successor corporation valid. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

                  SECTION XV.3 Required notices or demand may be served by mail; waiver. Any notice or demand which by any provisions of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes to or on the Company may be given or served by being deposited postage prepaid (except as provided in Section 7.1(c)) by first class mail in a post office letter box addressed (until another address is filed by the Company with the Trustee for such purpose), as follows: Genesis Health Ventures, Inc., 148 West State Street, Kennett Square, Pennsylvania 19348, Attention: Michael R. Walker, Chairman and Chief Executive Officer. Any notice, direction, request or demand by any Noteholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the principal corporate trust office of the Trustee, The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York, 10286 to the attention of Corporate Trust Administration (or at such other address as the Trustee shall notify the Company pursuant to Section 5.2).

                  Any notice to be given by the Trustee to any Senior Representative shall be sent to such address as such Senior Representative may from time to time designate to the Trustee in writing.

                  Any notice or communication to a Noteholder shall be mailed by first-class mail to his address shown in the Note Register. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner so provided within the time prescribed, it is duly given, whether or not the addressee receives it.

                  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event or action relating thereto, and such waiver shall be equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  SECTION XV.4 Indenture and Notes to be construed in accordance with the laws of the State of New York. This Indenture and each Note shall be governed by and construed in accordance with the laws of the State of New York.

                   SECTION XV.5 Evidence of compliance with conditions precedent. Upon any request or application by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or demand, such statement of compliance may be added to the more specifically required document, in which case no additional certificate or opinion need be furnished.

                  Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

                  Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters information with respect to which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statements or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

                   Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

                  SECTION XV.6 Payments due on Saturdays, Sundays and holidays. In any case where the date of payment of interest on or principal of the Notes or the date fixed for redemption or purchase of any Note shall not be a Business Day, then payment of interest or principal and premium, if any, need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the date of payment or the date fixed for redemption or purchase, and no interest shall accrue for the period after such original date of payment or such original date fixed for redemption or purchase.

                  SECTION XV.7 Provisions required by Trust Indenture Act to control. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included in this Indenture by any of Sections 310 to 317, inclusive, of the Trust Indenture Act, such required provision shall control.

                  SECTION XV.8 Provisions of this Indenture and Notes for the sole benefit of the parties and the Noteholders. Nothing in this Indenture or in the Notes, expressed or implied, shall give or be construed to give any person, firm or corporation, other than the parties hereto and the holders of the Notes and of the Senior Indebtedness, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained, all its covenants, conditions and provisions being for the sole benefit of the parties hereto and of the holders of the Notes and of the Senior Indebtedness.

                  SECTION XV.9 Severability. In case any one or more of the provisions contained in this Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Indenture or of such Notes, but this Indenture and such Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

                  SECTION XV.10 Indenture may be executed in counterparts; acceptance by Trustee. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The Bank of New York hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

                  SECTION XV.11 Article and Section headings. The Article and Section references herein and in the Table of Contents are for convenience of reference only and shall not affect the construction hereof.

                  IN WITNESS WHEREOF, GENESIS HEALTH VENTURES, INC. has caused this Indenture to be signed and acknowledged by its Chief Executive Officer, its President or one of its vice presidents; and The Bank of New York has caused this Indenture to be signed by one of its authorized officers, all as of the day and year first written above.


                                          GENESIS HEALTH VENTURES, INC.


                                          By: /s/ George V. Hager, Jr.
                                              ---------------------------------
                                              Name: George V. Hager, Jr.
                                              Title: Senior Vice President and
                                                     Chief Financial Officer


                                          THE BANK OF NEW YORK,
                                                   as trustee


                                          By: /s/ Mary Jane Schmalzel
                                              ---------------------------------
                                              Name: Mary Jane Schmalzel
                                              Title: Vice President

                                                                     EXHIBIT A-1


                             [FORM OF FACE OF NOTE]


                  THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT
         (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION, (2) AGREES TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A INSIDE THE UNITED STATES, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. AS USED HEREIN, THE TERMS "UNITED STATES," "OFFSHORE TRANSACTION," AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.


                                      A-1-1

                  THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT, FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE ISSUE PRICE OF THIS NOTE IS 96.1598% OF ITS PRINCIPAL AMOUNT AT MATURITY, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $38.402 PER $1,000 OF PRINCIPAL AMOUNT AT MATURITY, THE ISSUE DATE IS DECEMBER 23, 1998 AND THE YIELD TO MATURITY IS
         9 7/8%.

                                      A-1-2

No. ___________                                                    $___________
                                                               CUSIP: _________


                          GENESIS HEALTH VENTURES, INC.

                      9f% Senior Subordinated Note due 2009

                  GENESIS HEALTH VENTURES, INC., a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to ________________________, or registered assigns, the principal sum of ______________________________ United States dollars on January 15, 2009 at the office or agency of the Company maintained for that purpose in New York, New York, and to pay interest thereon at the rate per annum specified on this Note. The Company will pay interest semi-annually on January 15 and July 15 of each year (the "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 23, 1998; provided that the first interest payment date shall be July 15, 1999.

                  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Record Date for such interest, which shall be January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Record Date, and may be paid to the Person in whose name this Note is registered at the close of business on a special record date which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. The Company shall, by written notice to the Trustee, fix each such special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

                                      A-1-3

                  If this Note is a Global Note, all payments in respect of this Note will be made to the Depository or its nominee in immediately available funds in accordance with customary procedures established from time to time by the Depository. If this Note is not a Global Note, payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                  Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of and premium if any, and interest on the Notes to all Senior Indebtedness, and provisions giving the holder of this Note the right to require the Company to repurchase this Note upon any Change in Control, in each case on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.


                  IN WITNESS WHEREOF, GENESIS HEALTH VENTURES, INC. has caused this instrument to be duly executed under its corporate seal.

Dated:

                                         GENESIS HEALTH VENTURES, INC.

                                         By:_________________________
                                               Name:
                                               Title:
[Corporate Seal]

Attest:

____________________
Name:
Title:

                                      A-1-4

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                  This is one of the Notes described in the within-mentioned Indenture.

                                                     THE BANK OF NEW YORK,
                                                     as Trustee

                                                     By______________________
                                                       Authorized Officer

                                      A-1-5

                            [FORM OF REVERSE OF NOTE]

                          GENESIS HEALTH VENTURES, INC.

                    9-7/8% SENIOR SUBORDINATED NOTE DUE 2009

                  This Note is one of a duly authorized issue of Notes of the Company known as its 9-7/8% Senior Subordinated Notes due 2009 (the "Initial Notes"), limited to the aggregate principal amount of $125,000,000, all issued or to be issued under and pursuant to an indenture, dated as of December 23, 1998 (herein referred to as the "Indenture"), duly executed and delivered between the Company and The Bank of New York, trustee (herein referred to as the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. The Notes include the Initial Notes and the Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture.

                  The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Notes and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.

                  The Indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture), whether outstanding on the date of the Indenture or thereafter, and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee his attorney-in-fact for such purpose; provided, however, that the indebtedness evidenced by this Note shall cease to be so subordinate and subject in right of payment upon any defeasance of this Note referred to in clause (a) or (b) of the next preceding paragraph.

                                      A-1-6

                  The Notes are subject to redemption, as a whole or in part, at any time on or after January 15, 2004 at the option of the Company upon not less than 30 nor more than 60 days' prior notice by first-class mail, at the election of the Company, in amounts of $1,000 or an integral multiple of $1,000 at the following redemption prices (expressed as a percentage of the principal amount) if redeemed during the 12-month period beginning January 15 of the years indicated below:

                                                                  Redemption
                  Year                                               Price
                  ----                                            ----------
                  2004 .........................................   104.937%
                  2005 .........................................   102.468%
                  2006 .........................................   101.234%

and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to the Redemption Date. If less than all of the Notes are to be redeemed, such portion of the Notes shall be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.

                  In addition, at any time prior to January 15, 2002, the Company, at its option, may use the net proceeds of one or more Public Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of Notes originally issued under the Indenture at a redemption price equal to 109.875% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the initial aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption. In order to effect the foregoing redemption, the Company must mail a notice of redemption no later than 30 days after the closing of the related Public Equity Offering and must consummate such redemption within 60 days of the closing of the Public Equity Offering.

                  Upon the occurrence of a Change in Control, each Holder may require the Company to repurchase all or a portion of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, together with accrued and unpaid interest to the date of repurchase.

                  Under certain circumstances, in the event the Net Cash Proceeds received by the Company from any Asset Sale, which is not used to prepay Senior Indebtedness or invested in properties or assets used in the businesses of the Company, exceeds $10,000,000, the Company will be required to apply such proceeds to the repayment of the Notes and certain other pari passu Indebtedness.

                  In the case of any redemption of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes of record at the close of business on the relevant Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the date of redemption.

                  In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

                                      A-1-7

                  If an Event of Default shall occur and be continuing, the principal amount of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a specified percentage in aggregate principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company or any Guarantor (in the event such Guarantor is obligated to make payments in respect of the Notes), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed, subject to the subordination provisions of the Indenture.

                  In addition to the rights provided to Noteholders under the Indenture, Holders of Initial Notes shall have all the rights set forth in the Registration Rights Agreement among the Company and the Initial Purchasers on behalf of Holders of the Initial Notes. Pursuant to the Registration Rights Agreement, the Company will be obligated to consummate an exchange offer pursuant to which the holder of this Note shall have the right to exchange this Note for the Company's 9-7/8% Senior Subordinated Notes due 2009 (the "Exchange Notes"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Initial Notes (except for terms with respect to transfer restrictions or interest rate increases). The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement. Additional interest which may be payable pursuant to the Registration Rights Agreement shall be payable in the same manner as set forth herein with respect to the stated interest. The provision of the Registration Rights Agreement relating to such additional interest are incorporated herein by reference and made a part hereof as if set forth herein in full.

                                      A-1-8

                  The Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                           Genesis Health Ventures, Inc.
                           101 East State Street
                           Kennett Square
                           Pennsylvania 19348
                           Attention: Corporate Secretary

                  A Noteholder shall register the transfer or exchange of Notes in accordance with the Indenture. No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee, the Paying Agent and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

                  All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                                      A-1-9

                                 ASSIGNMENT FORM


I or we assign and transfer this Note to

--------------------------------------------------------------

--------------------------------------------------------------
(Print or type name, address and zip code of assignee)

--------------------------------------------------------------
(Insert Social Security or other identifying number of assignee)

and irrevocably appoint ________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

                  In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the date which is two years after the initial issuance of the Notes, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that:

                                   [Check One]

[ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or

[ ] (b) this Note is being transferred outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 and the undersigned has furnished to the Trustee, the Registrar and the Company, such certification, legal opinions and other information as the Trustee, the Note Registrar and the Company may have reasonably required to confirm that the proposed sale complies with Regulation S.

                                       or

[ ]  (c) this Note is being transferred other than in accordance with (a) or
         (b) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

                                      A-1-10

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Noteholder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.12 of the Indenture shall have been satisfied.


Dated:__________________            Signed: ________________________
                                            (Sign exactly as name
                                            appears on the other side
                                            of this Note)



              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A under the Securities Act and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A under the Securities Act or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A under the Securities Act.


Dated: _______________________      _____________________________
                                    NOTICE:  To be executed by
                                             an executive officer

                                      A-1-11

                                                                     EXHIBIT A-2


                         [FORM OF FACE OF EXCHANGE NOTE]


No._____                                                            $
                                                               CUSIP: __________

                          GENESIS HEALTH VENTURES, INC.

                    9 7/8% Senior Subordinated Note due 2009

                  GENESIS HEALTH VENTURES, INC., a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to ________________________, or registered assigns, the principal sum of _________________________________ United States dollars on January 15, 2009 at the office or agency of the Company maintained for that purpose in New York, New York, and to pay interest thereon at the rate per annum specified on this Note. The Company will pay interest semi-annually on January 15 and July 15 of each year (the "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 23, 1998; provided that the first interest payment date shall be July 15, 1999.

                  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Record Date for such interest, which shall be January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Noteholder on such Record Date, and may be paid to the Person in whose name this Note is registered at the close of business on a special record date which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. The Company shall, by written notice to the Trustee, fix each such special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to each Noteholder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.


                                      A-2-1

                  If this Note is a Global Note, all payments in respect of this Note will be made to the Depository or its nominee in immediately available funds in accordance with customary procedures established from time to time by the Depository. If this Note is not a Global Note, payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                  Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of and premium if any, and interest on the Notes to all Senior Indebtedness, and provisions giving the holder of this Note the right to require the Company to repurchase this Note upon any Change in Control, in each case on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

                  IN WITNESS WHEREOF, GENESIS HEALTH VENTURES, INC. has caused this instrument to be duly executed under its corporate seal.

Dated:

                                          GENESIS HEALTH VENTURES, INC.



                                          By:_________________________
                                             Name:
                                             Title:
[Corporate Seal]

Attest:

___________________
Name:
Title:


                                      A-2-2

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                  This is one of the Notes described in the within-mentioned Indenture.

                                                     THE BANK OF NEW YORK,
                                                     as Trustee

                                                     By______________________
                                                       Authorized Officer

                                      A-2-3

                       [FORM OF REVERSE OF EXCHANGE NOTE]

                          GENESIS HEALTH VENTURES, INC.

                    9 7/8% SENIOR SUBORDINATED NOTE DUE 2009

                  This Note is one of a duly authorized issue of Notes of the Company known as its 9 7/8% Senior Subordinated Notes due 2009 (herein referred to as the "Notes"), limited to the aggregate principal amount of $125,000,000, all issued or to be issued under and pursuant to an indenture, dated as of December 23, 1998 (herein referred to as the "Indenture"), duly executed and delivered between the Company and The Bank of New York, trustee (herein referred to as the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.

                  The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Notes and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.

                  The Indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture), whether outstanding on the date of the Indenture or thereafter, and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee his attorney-in-fact for such purpose; provided, however, that the indebtedness evidenced by this Note shall cease to be so subordinate and subject in right of payment upon any defeasance of this Note referred to in clause (a) or (b) of the next preceding paragraph.

                  The Notes are subject to redemption, as a whole or in part, at any time on or after January 15, 2004 at the option of the Company upon not less than 30 nor more than 60 days' prior notice by first-class mail, at the election of the Company, in amounts of $1,000 or an integral multiple of $1,000 at the following redemption prices (expressed as a percentage of the principal amount) if redeemed during the 12-month period beginning January 15 of the years indicated below:

                                                                     Redemption
                  Year                                                  Price
                  ----                                               ----------
                  2004 .............................................   104.937%
                  2005 .............................................   102.468%
                  2006 .............................................   101.234%

                                      A-2-4
and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to the Redemption Date. If less than all of the Notes are to be redeemed, such portion of the Notes shall be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.

                  In addition, at any time prior to January 15, 2002, the Company, at its option, may use the net proceeds of one or more Public Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of Notes originally issued under the Indenture at a redemption price equal to 109.875% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the initial aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption. In order to effect the foregoing redemption, the Company must mail a notice of redemption no later than 30 days after the closing of the related Public Equity Offering and must consummate such redemption within 60 days of the closing of the Public Equity Offering.

                  Upon the occurrence of a Change in Control, each Noteholder may require the Company to repurchase all or a portion of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, together with accrued and unpaid interest to the date of repurchase.

                  Under certain circumstances, in the event the Net Cash Proceeds received by the Company from any Asset Sale, which is not used to prepay Senior Indebtedness or invested in properties or assets used in the businesses of the Company, exceeds $10,000,000, the Company will be required to apply such proceeds to the repayment of the Notes and certain other pari passu Indebtedness.

                  In the case of any redemption of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes of record at the close of business on the relevant Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the date of redemption.

                  In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Noteholder hereof upon the cancellation hereof.

                  If an Event of Default shall occur and be continuing, the principal amount of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

                                      A-2-5

                  The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Noteholders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Noteholders under the Indenture at any time by the Company and the Trustee with the consent of the Noteholders of a specified percentage in aggregate principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Noteholders of specified percentages in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Noteholder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company or any Guarantor (in the event such Guarantor is obligated to make payments in respect of the Notes), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed, subject to the subordination provisions of the Indenture.

                  A Noteholder shall register the transfer or exchange of Notes in accordance with the Indenture. No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee, the Paying Agent and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

                  All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                                      A-2-6

                                 ASSIGNMENT FORM


I or we assign and transfer this Note to

----------------------------------------------------------------

----------------------------------------------------------------
(Print or type name, address and zip code of assignee)

----------------------------------------------------------------
(Insert Social Security or other identifying number of assignee)

and irrevocably appoint ________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated: ____________________         Signed: __________________________
                                            (Sign exactly as name
                                            appears on the other side
                                            of this Note)


                                      A-2-7

                                                                       EXHIBIT B


                  THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT C


                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors


                                                                    ________, __



                           Re:  GENESIS HEALTH VENTURES, INC.
                                9 7/8% Senior Subordinated Notes
                                due January 15, 2009


Ladies and Gentlemen:

                  In connection with our proposed purchase of 9 7/8% Senior Subordinated Notes due 2009 (the "Notes") of Genesis Health Ventures, Inc. (the "Company"), we confirm that:

                  1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated December 18, 1998, relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read the matters under the caption "Notices to Investors."

                  2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (as described in the Offering Memorandum) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                  3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (A) to the Company, or any of its subsidiaries, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee and the Note Registrar (each as defined in the Indenture relating to the Notes), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee and the Note Registrar), (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

                  4. We understand that, on any proposed resale of Notes, we will be required to furnish to the Trustee, the Note Registrar and the Company, such certification, legal opinions and other information as the Trustee, the Note Registrar and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

                  6. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You, the Company, and the Initial Purchasers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                           Very truly yours,



                                           By:_____________________________
                                              Name:
                                           Title:

================================================================================




                          GENESIS HEALTH VENTURES, INC.

                                       AND


                          THE BANK OF NEW YORK, Trustee


                                 ---------------

                                    INDENTURE

                          Dated as of December 23, 1998

                                 ---------------



                    9 7/8% Senior Subordinated Notes due 2009





================================================================================

                          RECONCILIATION AND TIE SHEET*
                                     between
            PROVISIONS OF THE TRUST INDENTURE ACT OF 1939, AS AMENDED
                                       and
                     INDENTURE DATED AS OF DECEMBER 23, 1998
                                     between
                          GENESIS HEALTH VENTURES, INC.
                                       and
                          THE BANK OF NEW YORK, Trustee

Section                                                             Section of
of Act                                                              Indenture
-------                                                             ----------
310(a)(1)...........................................................8.9
310(a)(2)...........................................................8.9
310(a)(3)...........................................................Inapplicable
310(a)(4)...........................................................Inapplicable
310(b)..............................................................8.8, 8.10
310(c)..............................................................Inapplicable
311(a)..............................................................8.13
311(b)..............................................................8.13
311(c)..............................................................Inapplicable
312(a)..............................................................6.1, 6.2(a)
312(b)..............................................................6.2(b)
312(c)..............................................................6.2(c)
313(a)..............................................................6.4(a)
313(b)(1)...........................................................Inapplicable
313(b)(2)...........................................................6.4(b)
313(c)..............................................................6.4(c)
313(d)..............................................................6.4(d)
314(a)(1)...........................................................6.3(a)
314(a)(2)...........................................................6.3(b)
314(a)(3)...........................................................6.3(c)
314(a)(4)...........................................................5.19
314(b)..............................................................Inapplicable
314(c)(1)...........................................................15.5
314(c)(2)...........................................................15.5
314(c)(3)...........................................................Inapplicable
314(d)..............................................................Inapplicable
314(e)..............................................................15.5
314(f)..............................................................Inapplicable
315(a)..............................................................8.1(a)
315(b)..............................................................8.14

----------------------
* This Reconciliation and Tie Sheet is not a part of the Indenture.

315(c)..............................................................8.1(a)
315(d)..............................................................8.1(c)
315(e)..............................................................7.14
316(a)(1)...........................................................7.13, 7.12
316(a)(2)...........................................................Inapplicable
316(b)..............................................................7.8
317(a)..............................................................7.4
317(b)..............................................................5.4
318(a)..............................................................15.7

                               TABLE OF CONTENTS**

                                                                                                               Page
ARTICLE I DEFINITIONS
                           SECTION 1.1  Certain terms defined.....................................................2
                           SECTION 1.2  Other Definitions........................................................18
                           SECTION 1.3  Incorporation by Reference of Trust Indenture Act........................19
                           SECTION 1.4  Rules of Construction....................................................20

ARTICLE II ISSUE, DESCRIPTION, REGISTRATION AND EXCHANGE OF NOTES
                           SECTION 2.1  Designation, amount, authentication and delivery of Notes................20
                           SECTION 2.2  Form of Notes and Trustee's certificate..................................21
                           SECTION 2.3  Date of Notes and denominations..........................................22
                           SECTION 2.4  Execution of Notes.......................................................22
                           SECTION 2.5  Registration, Registration of Transfer and Exchange of Notes.............23
                           SECTION 2.6  Temporary Notes..........................................................24
                           SECTION 2.7  Mutilated, destroyed, lost or stolen Notes...............................24
                           SECTION 2.8  Cancellation of surrendered Notes........................................25
                           SECTION 2.9  Defaulted Interest.......................................................25
                           SECTION 2.10  CUSIP Number............................................................26
                           SECTION 2.11  Book-Entry Provisions for Global Note...................................26
                           SECTION 2.12  Special Transfer Provisions.............................................27

ARTICLE III SUBORDINATION OF NOTES
                           SECTION 3.1  Agreement to subordinate.................................................30
                           SECTION 3.2  Distribution on dissolution, liquidation, bankruptcy or reorganization...30
                           SECTION 3.3  Suspension of Payment When Senior Indebtedness in Default................32
                           SECTION 3.4  Payment Permitted if No Default..........................................33
                           SECTION 3.5  Subrogation to Rights of Holders of Senior Indebtedness..................33
                           SECTION 3.6  Provisions Solely to Define Relative Rights..............................33
                           SECTION 3.7  Trustee to Effectuate Subordination......................................34
                           SECTION 3.8  No Waiver of Subordination Provisions....................................34
                           SECTION 3.9  Notice to Trustee........................................................35
                           SECTION 3.10  Reliance on Judicial Order or Certificate of Liquidating Agent..........36
                           SECTION 3.11  Rights of Trustee as a Holder of Senior Indebtedness; Preservation of
                                           Trustee's Rights......................................................36
                           SECTION 3.12  Article Applicable to Paying Agents.....................................36
                           SECTION 3.13  No Suspension of Remedies...............................................36
                           SECTION 3.14  Trustee's Relation to Senior Indebtedness...............................37
                           SECTION 3.15  Other Rights of Holders of Senior Indebtedness..........................37

ARTICLE IV REDEMPTION AND PURCHASES OF NOTES
                           SECTION 4.1  Redemption Prices........................................................37
                           SECTION 4.2  Notice of Redemption; Selection of Notes.................................38
                           SECTION 4.3  When Notes called for redemption become due and payable..................39
                           SECTION 4.4  Cancellation of Redeemed Notes...........................................40
                           SECTION 4.5  Purchase of Notes Upon Change in Control.................................40

ARTICLE V COVENANTS
                           SECTION 5.1  Payment of principal of and premium, if any, and interest on Notes.......43
                           SECTION 5.2  Maintenance of office or agency for registration of transfer, exchange and payment of Notes...................................................43
                           SECTION 5.3  Appointment to fill a vacancy in the office of Trustee...................44
                           SECTION 5.4  Provision as to Paying Agent.............................................44
                           SECTION 5.5  Maintenance of Corporate Existence.......................................45
                           SECTION 5.6  Payment of Taxes and Other Claims........................................45
                           SECTION 5.7  Maintenance of Properties................................................45
                           SECTION 5.8  Insurance................................................................46
                           SECTION 5.9  Limitation on Indebtedness...............................................46
                           SECTION 5.10  Limitation on Restricted Payments.......................................46
                           SECTION 5.11  Restrictions on Preferred Stock of Subsidiaries and Subsidiary
                                           Distributions.........................................................49
                           SECTION 5.12  Limitation on Transactions with Affiliates..............................49
                           SECTION 5.13  Disposition of Proceeds of Asset Sales..................................50
                           SECTION 5.14  Limitation on Liens Securing Subordinated Indebtedness..................54
                           SECTION 5.15  Limitation on Other Senior Subordinated Indebtedness....................55
                           SECTION 5.16  Limitation on Issuance of Guarantees of Subordinated Indebtedness.......55
                           SECTION 5.17  Limitation on Dividends and Other Payment Restrictions Affecting
                                           Subsidiaries..........................................................56
                           SECTION 5.18  Provision of Financial Statements.......................................57
                           SECTION 5.19  Statement by Officers as to Default.....................................57
                           SECTION 5.20  Waiver of Certain Covenants.............................................57
                           SECTION 5.21  Further assurance.......................................................58

--------
This Table of Contents is not part of the Indenture.


ARTICLE VI NOTEHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE
                           SECTION 6.1  Company to furnish Trustee information as to names and addresses of
                                          Noteholders............................................................58
                           SECTION 6.2  Preservation and disclosure of lists.....................................58
                           SECTION 6.3  Reports by the Trustee...................................................60
                           SECTION 6.4  Reports by the Company...................................................61

ARTICLE VII REMEDIES
                           SECTION 7.1  Events of Default........................................................62
                           SECTION 7.2  Acceleration of Maturity; Rescission and Annulment.......................63
                           SECTION 7.3  Collection of Indebtedness and Suits for Enforcement by Trustee..........64
                           SECTION 7.4  Trustee May File Proofs of Claim.........................................65
                           SECTION 7.5  Trustee May Enforce Claims Without Possession of Notes...................66
                           SECTION 7.6  Application of Money Collected...........................................66
                           SECTION 7.7  Limitation on Suits......................................................66
                           SECTION 7.8  Unconditional Right of Holders to Receive Principal, Premium
                                          and Interest...........................................................67
                           SECTION 7.9  Restoration of Rights and Remedies.......................................67
                           SECTION 7.10  Rights and Remedies Cumulative..........................................68
                           SECTION 7.11  Delay or Omission Not Waiver............................................68
                           SECTION 7.12  Control by Holders......................................................68
                           SECTION 7.13  Waiver of Past Defaults.................................................68
                           SECTION 7.14  Undertaking for Costs...................................................69
                           SECTION 7.15  Waiver of Stay, Extension or Usury Laws.................................69

ARTICLE VIII CONCERNING THE TRUSTEE
                           SECTION 8.1  Duties and responsibilities of Trustee...................................69
                           SECTION 8.2  Reliance on document, opinions, etc......................................71
                           SECTION 8.3  No responsibility for recitals, etc......................................72
                           SECTION 8.4  Trustee, Paying Agent or Note Registrar may own Notes....................72
                           SECTION 8.5  Moneys received by Trustee to be held in trust without interest..........73
                           SECTION 8.6  Compensation and expenses of Trustee.....................................73
                           SECTION 8.7  Right of Trustee to rely on Officers' Certificate where no other evidence specifically prescribed.......................................73
                           SECTION 8.8  Conflicting interest of Trustee..........................................73
                           SECTION 8.9  Requirements for eligibility of Trustee..................................74
                           SECTION 8.10  Resignation or removal of Trustee.......................................74
                           SECTION 8.11  Acceptance by successor to Trustee; notice of succession of a Trustee...75
                           SECTION 8.12  Successor to Trustee by merger, consolidation or succession to business.76
                           SECTION 8.13  Limitations on rights of Trustee as a creditor..........................76
                           SECTION 8.14  Notice of Defaults......................................................77

ARTICLE IX CONCERNING THE NOTEHOLDERS
                           SECTION 9.1  Evidence of action by Noteholders........................................77
                           SECTION 9.2  Proof of execution of instruments and of holding of Notes................77
                           SECTION 9.3  Who may be deemed owners of Note.........................................77
                           SECTION 9.4  Notes owned by Company or controlled by controlling persons disregarded for certain purposes...................................................78
                           SECTION 9.5  Record date for action by Noteholders....................................78
                           SECTION 9.6  Instruments executed by Noteholders bind future holders..................78

ARTICLE X NOTEHOLDERS MEETINGS
                           SECTION 10.1  Purposes for which meetings may be called...............................79
                           SECTION 10.2  Manner of calling meetings; record date.................................79
                           SECTION 10.3  Call of meeting by Company or Noteholders...............................80
                           SECTION 10.4  Who may attend and vote at meetings.....................................80
                           SECTION 10.5  Manner of voting at meetings and record to be kept......................80
                           SECTION 10.6  Exercise of rights of Trustee and Noteholders not to be hindered or delayed...............................................................81

ARTICLE XI SUPPLEMENTAL INDENTURES
                           SECTION 11.1  Purposes for which supplemental Indentures may be entered into without consent of Noteholders................................................81
                           SECTION 11.2  Modification of Indenture with consent of holders of 51 percent in principal amount of Notes.............................................82
                           SECTION 11.3  Effect of supplemental indentures.......................................83
                           SECTION 11.4  Conformity with Trust Indenture Act.....................................84
                           SECTION 11.5  Notes may bear notation of changes by supplemental indentures...........84
                           SECTION 11.6  Officers' Certificate and Opinion of Counsel............................84
                           SECTION 11.7  Modification of Indenture with consent of holders of Senior
                                           Indebtedness..........................................................84



ARTICLE XII CONSOLIDATION, MERGER AND SALE
                           SECTION 12.1  Merger and Sale of Assets, etc..........................................85
                           SECTION 12.2  Successor Substituted...................................................87
                           SECTION 12.3  Opinion of Counsel......................................................87

ARTICLE XIII SATISFACTION AND DISCHARGE OF INDENTURE;UNCLAIMED MONEYS
                           SECTION 13.1  Legal Defeasance and Covenant Defeasance of the Notes...................87
                           SECTION 13.2  Termination of Obligations upon Cancellation of the Notes...............90
                           SECTION 13.3  Survival of Certain Obligations.........................................90
                           SECTION 13.4  Acknowledgment of Discharge by Trustee..................................91
                           SECTION 13.5  Application of Trust Assets.............................................91
                           SECTION 13.6  Repayment to the Company; Unclaimed Money...............................91
                           SECTION 13.7  Reinstatement...........................................................91

ARTICLE XIV IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS
                           SECTION 14.1  Incorporators, stockholders, officers and directors of Company or any
                                           Guarantor (other than the Company) exempt from individual liability...92

ARTICLE XV MISCELLANEOUS PROVISIONS
                           SECTION 15.1  Successors and assigns of Company bound by Indenture....................93
                           SECTION 15.2  Acts of board, committee or officer of successor corporation valid......93
                           SECTION 15.3  Required notices or demand may be served by mail; waiver................93
                           SECTION 15.4  Indenture and Notes to be construed in accordance with the laws of the
                                           State of New York.....................................................94
                           SECTION 15.5  Evidence of compliance with conditions precedent........................94
                           SECTION 15.6  Payments due on Saturdays, Sundays and holidays.........................95
                           SECTION 15.7  Provisions required by Trust Indenture Act to control...................95
                           SECTION 15.8  Provisions of this Indenture and Notes for the sole benefit of the parties and the Noteholders...........................................95
                           SECTION 15.9  Severability............................................................95
                           SECTION 15.10  Indenture may be executed in counterparts; acceptance by Trustee.......95
                           SECTION 15.11  Article and Section headings...........................................95


EXHIBIT A-1  FORM OF INITIAL NOTE............................................A-1
EXHIBIT A-2  FORM OF EXCHANGE NOTE...........................................A-2
EXHIBIT B    FORM OF LEGEND..................................................B-1
EXHIBIT C    FORM OF CERTIFICATE.............................................C-1